Exhibit 10.4

Private & Confidential

Dated 30 April 2009

SUPPLEMENTAL AGREEMENT

relating to a Loan Facility of (originally) up to US$60,200,000

and

a Guarantee Facility of up to (originally) US$36,451,100

to

BIKINI SHIPPING COMPANY INC.

and

ENIWETOK SHIPPING COMPANY INC.

provided by

FORTIS BANK

Contents

Clause		Page
1	Definitions	1

2	Consent of the Bank	3

3	Assumption of liability and obligations	4

4	Amendment and restatement	4

5	Representations and warranties	5

6	Conditions	6

7	Relevant Parties’ confirmation	6

8	Expenses	7

9	Miscellaneous and notices	7

10	Applicable law	8

Schedule 1 Documents and evidence required as conditions precedent		9

Schedule 2 Amended and restated Loan Agreement		11

Schedule 3 Form of New Pre-delivery Security Assignment		12

THIS SUPPLEMENTAL AGREEMENT is dated 30 April 2009 and made BETWEEN:

(1)	BIKINI SHIPPING COMPANY INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Bikini Borrower”);

(2)	ENIWETOK SHIPPING COMPANY INC., a corporation incorporated under the laws of the Republic of the Marshall islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake island, Majuro, Marshall islands MH96960 (the “Eniwetok Borrower” and, together with the Bikini Borrower, the “Original Borrowers”);

(3)	GALA PROPERTIES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “New Borrower” and, together with the Original Borrowers, the “Borrowers”),

(4)	DIANA SHIPPING INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Corporate Guarantor”); and

(5)	FORTIS BANK, acting for the purposes of this Agreement through its office at 166 Syngrou Avenue, 176 71 Athens, Greece (the “Bank”).

WHEREAS:

(A)	this Agreement is supplemental to a facility agreement dated 6 November 2006 (the “Principal Agreement”) made between (1) the Original Borrowers as joint and several borrowers and (2) the Bank, relating to a loan facility of up to $60,200,000 and a guarantee facility of up to $36,451,100 (of which loan facility the principal amount outstanding at the date hereof is Twelve million forty thousand Dollars ($12,040,000)), made or (as the context may require) to be made available by the Bank to the Original Borrowers, jointly and severally, for the purpose of financing part of the construction and acquisition cost of the Initial Ships (as defined below) by the Original Borrowers;

(B)	the Original Borrowers have requested that the Bank agrees to (a) the termination of the Eniwetok Contract, (b) the amendment of the purpose of the loan facility made available under the Principal Agreement such that its purpose includes the financing of part of the construction and acquisition cost of the Gala Ship (as defined below), (c) certain other consequential amendments to the terms of the Principal Agreement and (d) certain other amendments to the terms of the Principal Agreement and the Corporate Guarantee; and

(C)	this Agreement now sets out the terms and conditions upon which the Bank shall, at the request of the Original Borrowers, consent to the termination of the Eniwetok Contract, the amendment of the purpose of the loan facility made available under the Principal Agreement and the other amendments referred to above.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Builders” means:

(a)	in relation to each of the Bikini Ship and the Eniwetok Ship, together, CSTC and SWS; or

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(b)	in relation to the Gala Ship, together, CSTC and SJS and “Builder” means any of them;

“CSTC” means China Shipbuilding Trading Company, Limited of 56 (Yi) Zhongguancun Nan Da Jie, Beijing 100044, the People’s Republic of China and includes its successors in title;

“Effective Date” means the date, being no later than 8 May 2009, on which the Bank notifies the Borrowers in writing that the Bank has received the documents and evidence specified in clause 6 and schedule 1 in a form and substance satisfactory to it;

“Gala Contract” means the shipbuilding contract, as amended by an addendum No.1 thereto, each dated 30 March 2006 and made between CSTC, SWS and the New Borrower, as novated in favour of CSTC, SJS and the Gala Borrower by a novation agreement dated 24 July 2008, as further amended by the Gala Contract Addendum and as may be further amended from time to time, relating to the construction and sale by the relevant Builders and the purchase by the New Borrower, of the Gala Ship;

“Gala Contract Addendum” means the addendum No. 2 to the Gala Contract dated as of 3rd April 2009 made between the New Borrower, CSTC and SJS, in form and substance agreed by the Bank in its discretion;

“Gala Refund Guarantees” means, together, the letter of guarantee number LG100800151 dated 30 June 2008 and issued by the Refund Guarantor, as amended by a confirmation letter dated 19 November 2008 and by a supplemental letter issued or to be issued pursuant to the Master Agreement (in the form set forth in Exhibit thereto), in respect of certain of the obligations of the relevant Builders under the Gala Contract and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations, including pursuant to any agreement supplemental to the Gala Contract (including the Gala Contract Addendum), and any extension, renewals or extensions thereto or thereof and “Gala Refund Guarantee” means any of them;

“Gala Ship” means the 177,000 dwt steel-hulled, single-screw, diesel-driven, bulk carrier known on the date of this Agreement as Hull No.H1138 and under construction by the relevant Builders pursuant to the Gala Contract;

“Initial Ships” means, together, the Bikini Ship and the Eniwetok Ship;

“Master Agreement” means a master agreement dated as of 3rd April 2009 and made between CSTC, SWS, SJS, the Eniwetok Borrower and the Gala Borrower providing for, inter alia, entry into, and the terms of the effectiveness of, the Gala Contract Addendum and the Termination Agreement, in form and substance agreed by the Bank in its discretion;

“New Cash Collateral Account” means the interest bearing Dollar account opened jointly by the Bikini Borrower and the New Borrower with the Bank with account number GR26 1030 0010 0000 0100 1940 204 and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the “New Cash Collateral Account” for the purposes of this Agreement;

“Loan Agreement” means the Principal Agreement as amended and restated by this Agreement;

“New Cash Collateral Account Pledge” means the cash collateral account pledge over the New Cash Collateral Account executed or (as the context may require) to be executed by the Bikini Borrower and the New Borrower in favour of the Bank in such form as the Bank may require in its sole discretion;

“New Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Gala Contract to be given by the relevant Builders, in the form scheduled to the New Pre-delivery Security Assignment;

“New Pre delivery Security Assignment” means the first priority assignment of the Gala Contract and each Gala Refund Guarantee executed or (as the context may require) to be executed by the New Borrower in favour of the Bank in the form set out in schedule 3;

“New Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Gala Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Gala Refund Guarantee to be given to the Refund Guarantor in the form scheduled to the New Pre-delivery Security Assignment;

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“New Security Documents” means this Agreement, the New Pre-delivery Security Assignment, the New Contract Assignment Consent and Acknowledgement, each New Refund Guarantee Assignment Consent and Acknowledgement and the New Cash Collateral Account Pledge;

“Refund Guarantor” means The Export-Import Bank of China, Head Office of Winland International Finance Centre, No. 7 Financial Street, Xicheng District, Beijing 100034, People’s Republic of China and includes its successors in title;

“Relevant Documents” means this Agreement, the New Security Documents, the Master Agreement, the Termination Agreement, the Gala Contract and the Gala Refund Guarantees;

“Relevant Parties” means together the Original Borrowers, the New Borrower and the Corporate Guarantor or where the context requires or permits, means any or all of them;

“Ships” means, together, the Bikini Ship, the Gala Ship and the Eniwetok Ship;

“SJS” means Shanghai Jianguan - Changxing Shipbuilding Co, Ltd. of No. 2468 Changxing Jiangnan Avenue Changxing Town, Chonguing County, Shanghai, the People’s Republic of China and includes its successors in title;

“SWS” means Shanghai Waigaoqiao Shipbuilding Co., Ltd. of 3001 Zhouhai Road, Pudong New District, Shanghai 200137, the People’s Republic of China and includes its successors in title; and

“Termination Agreement” means an agreement dated as of 3rd April 2009 made between the relevant Builders and the Eniwetok Borrower in connection with the termination of the Eniwetok Contract, in form and substance agreed by the Bank in its discretion.

1.3	Principal Agreement

References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended and restated by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clause 1.4 of the Principal Agreement shall apply to this Agreement {mutatis mutandis) as if set out herein and as if references therein to “this Agreement” were references to this Agreement.

2	Consent of the Bank

2.1	The Bank, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 5, agrees with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 8 May 2009 of the conditions contained in clause 6 and schedule 1, the Bank agrees to the termination of the Eniwetok Contract and the amendment of the Principal Agreement (including the change of the purpose of the loan facility made available thereunder) on the terms set out in clause 4.1 and the amendment of the Corporate Guarantee on the terms set out in clause 4.3.

2.2	The Bank on the Effective Date will execute and deliver to the Borrowers:

2.2.1	a deed of release and reassignment in a form agreed by it, releasing and discharging the Eniwetok Borrower from all its obligations and liabilities under the Loan Agreement and the Security Documents to which it is a party; and

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2.2.2	a letter in the form set out in Exhibit “A” of the Master Agreement.

3	Assumption of liability and obligations

3.1	Additional party

It is hereby agreed that, as and with effect from the Effective Date, the New Borrower shall be, and is hereby made, an additional party to, and an additional borrower (on a joint and several basis with the Original Borrowers) under, the Principal Agreement and the Principal Agreement shall henceforth be construed in all respects as if references to the “Borrowers” included reference to the New Borrower in addition to the Original Borrowers.

3.2	Assumption of Liability

The New Borrower hereby agrees with the Bank and the Original Borrowers that, as and with effect from the Effective Date, the New Borrower shall, jointly and severally with the Original Borrowers, be indebted to the Bank for the full amount of the Loan and all other sums which may be or become due to the Bank or any of them pursuant to the Principal Agreement (including, without limitation, under clause 2.5.1 thereof) and the New Borrower further agrees that it shall, jointly and severally with the Original Borrowers, duly and punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Original Borrowers under the Principal Agreement and shall be bound by the terms of the Principal Agreement as if the New Borrower had at all times been named therein as one of the Borrowers.

4	Amendment and restatement

4.1	Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the form of the amended and restated Loan Agreement set out in schedule 3 (without certain of its schedules) and (as so amended) will continue to be binding upon the Bank and the Borrowers upon such terms as so amended and restated.

4.2	Continued force and effect

Save as amended and restated by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4.3	Amendment to Corporate Guarantee

The Bank, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 5, at the request of the Corporate Guarantor and the Borrowers, and in order to give effect to certain of the amendments to the Principal Agreement referred to in clause 4.1, hereby further agrees with the Borrowers and the Corporate Guarantor, that, with effect from the Effective Date, clause 5.2.4 of the Corporate Guarantee shall be (and it is hereby) amended so that:

4.3.1	the words “twenty per cent (20%)” in the third line thereof, are substituted for by the words “ten per cent (10%)”; and

4.3.2	after the words “at the date of the Agreement” on the last line thereof, the following words are added: “and/or (c) any other person, or persons acting in concert, having the ultimate beneficial ownership of a percentage of the issued voting share capital of the Guarantor which is higher than the percentage at that time of the persons referred to in paragraph (b) above”.

Save as amended by the above changes, the Corporate Guarantee shall otherwise remain unchanged and shall continue in full force and effect.

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5	Representations and warranties

5.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Bank that:

5.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement were true and correct on the dates of the Principal Agreement and are true and correct, including to the extent that they have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

5.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

5.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

5.1.4	No conflict with other obligations

the execution, delivery and performance of their respective obligations under, and compliance with the provisions of, the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

5.1.5	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

5.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the New Cash Collateral Account Pledge), the choice of Greek law to govern the New Cash Collateral Account Pledge and the submissions therein by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the courts of Greece are valid and binding; and

5.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

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5.2	Repetition of representations and warranties

Each of the representations and warranties contained in (a) clause 5.1 of this Agreement and (b) clause 7 of the Principal Agreement, shall be deemed repeated by each of the Relevant Parties, in each case on the Effective Date as if made with reference to the facts and circumstances existing on such day and subject to clause 4.1.

6	Conditions

6.1	Documents and evidence

The consent of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative, on or before the Effective Date, of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

6.2	General conditions precedent

The consent of the Bank referred to in clause 2 shall be further subject to:

6.2.1	the representations and warranties in clause 5 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

6.2.2	no Default having occurred and continuing at the time of the Effective Date.

6.3	Waiver of conditions precedent

The conditions specified in this clause 6 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

7	Relevant Parties’ confirmation

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement as set out in clause 4 and to the other arrangements contained in this Agreement (including the amendments to the Corporate Guarantee referred to in clause 4.3) and further acknowledges and agrees, for the avoidance of doubt, that:

7.1	each of the Security Documents to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the amendments made to the Principal Agreement and the other arrangements contained in this Agreement (including the amendments to the Corporate Guarantee referred to in clause 4.3);

7.2	with effect from the Effective Date each of the Relevant Parties shall be bound by each of the Security Documents to which it is a party in ail respects taking into account that the New Borrower is one of the Borrowers under the Principal Agreement;

7.3	with effect from the Effective Date references to “the Agreement” or “the Facility Agreement” or “the Loan Agreement” in any of the other Security Documents to which it is a party shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and

7.4	with effect from the Effective Date reference to “the Corporate Guarantee” in any of the Security Documents to which it is a party shall henceforth be references to the Corporate Guarantee as amended by this Agreement and as from time to time hereafter amended.

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8	Expenses

8.1	Expenses

The Borrowers agree to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

8.1.1	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement, the New Security Documents and any discharge or release documents required to be executed by the Bank under clause 2.2 and of any amendment or extension of or the granting of any waiver or consent under this Agreement; and

8.1.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or otherwise in respect of the monies owing and obligations incurred under this Agreement, the New Security Documents or any such discharge or release documents under clause 2.2, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

8.2	Value Added Tax

All expenses payable pursuant to this clause 8 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

8.3	Stamp and other duties

The Borrowers agree to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the New Security Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers or any of them to pay such duties or taxes.

9	Miscellaneous and notices

9.1	Notices

The provisions of clause 16.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for that purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the address indicated for the Borrowers in the said clause 16.1.

9.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9.3	Borrowers’ obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that the other Borrowers which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrowers whether or not the deficiency is known to the Bank. The Bank shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Bank against the other Borrowers.

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10	Applicable law

10.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

10.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of their respective assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Nicolaou & Co. Chartered Accountants (attention Mr. Antonis Nikolaou) at present of 25 Heath Drive, Potters Bar, Herts, EN6 1EN, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

10.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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Schedule 1

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisations

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that Relevant Parties or a certificate by the secretary of such Relevant Parties confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such Relevant Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party as:

(1)	being true and correct;

(2)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party each duly convened and held;

(3)	not having been amended, modified or revoked; and

(4)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Bank) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3	New Cash Collateral Account

the New Cash Collateral Account has been opened by the Borrowers together with duly executed mandate forms in respect thereof;

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4	New Security Documents

4.1	the New Pre-delivery Security Assignment and the New Cash Collateral Account Pledge each duly executed by the parties thereto (together with ail other documents to be executed and/or delivered to the Bank pursuant thereto); and

4.2	the New Contract Assignment Consent and Acknowledgment and the New Refund Guarantee Assignment Consent and Acknowledgment each duly executed;

5	Master Agreement, Gala Contract and Gala Refund Guarantee

5.1	a copy certified as a true and up to date copy by an officer of the New Borrower of the Master Agreement and all documents executed or to be executed pursuant thereto or in connection therewith, including without limitation the Termination Agreement, the Gala Contract Addendum and a letter of cancellation (in the form set out in Exhibit C of the Master Agreement) issued by CSTC and SWS confirming the cancellation of the Eniwetok Bank Guarantee;

5.2	a copy certified as a true and up to date copy by an officer of the New Borrower of the Gala Contract;

5.3	a copy certified as a true and up to date copy of the Gala Refund Guarantee (including the supplemental letter to it issued pursuant to the Master Agreement); and

5.4	evidence that the Effective Date (as defined in the Master Agreement) has occurred in accordance with its terms.

6	Legal opinions

such legal opinions in relation to the laws of the Republic of the Marshall Islands, the People’s Republic of China and any other legal opinions as the Bank shall in its sole discretion require;

7	Relevant Parties’ process agent

an original of a letter from each of the Relevant Parties’ agent for receipt of service of proceedings accepting its appointment under this Agreement, and under any of the other New Security Documents to which any of the Relevant Parties is a party, as the Relevant Parties’ process agent; and

8	Further matters or opinions

any such other matter or opinion as may be required by the Bank.

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Schedule 2

Amended and restated Loan Agreement

11

Private & Confidential

FACILITY AGREEMENT

for

a Loan Facility of up to US$60,200,000

and

a Guarantee Facility of up to $36,451,100

to

BIKINI SHIPPING COMPANY INC.

ENIWETOK SHIPPING COMPANY INC.

and

GALA PROPERTIES INC.

provided by

FORTIS BANK

Contents

Clause		Page
1	Purpose and definitions	1

2	The Commitment, the Loan and the Bank Guarantees	13

3	Interest and Interest Periods	17

4	Repayment and prepayment	19

5	Fees and expenses	21

6	Payments and taxes; accounts and calculations	22

7	Representations and warranties	23

8	Undertakings	27

9	Conditions	31

10	Events of Default	33

11	Indemnities	37

12	Unlawfulness and increased costs	38

13	Security and set-off	39

14	Cash Collateral Account	40

15	Assignment, transfer and lending office	41

16	Notices and other matters	42

17	Governing law and jurisdiction	45

Schedule 1 Form of Drawdown Notice and Bank Guarantee Issue Request		46

Schedule 2 Documents and evidence required as conditions precedent		50

THIS AGREEMENT is dated 6 November 2006 as amended and restated by a supplemental agreement dated 30 April 2009 and made BETWEEN:

(1)	BIKINI SHIPPING COMPANY INC., ENIWETOK SHIPPING COMPANY INC. and GALA PROPERTIES INC. as joint and several Borrowers; and

(2)	FORTIS BANK as Bank.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrowers, jointly and severally, a loan facility of up to $60,200,000 and a guarantee facility of up to $36,451,100, each to be used for the purpose of financing and guaranteeing the payment of part of the construction and acquisition cost of the Ships by the Borrowers pursuant to the Contracts.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Pledge” means the first priority account pledge over the Cash Collateral Account executed or (as the context may require) to be executed by the Bikini Borrower and the Gala Borrower in favour of the Bank in such form as the Bank may reasonably require;

“Advance” means each borrowing of a proportion of the Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing and includes the Bikini Advances, the Eniwetok Advances and the Gala Advances:

(a)	in relation to the Bikini Ship, means each Bikini Advance;

(b)	in relation to the Eniwetok Ship, means each Eniwetok Advance; or

(c)	in relation to the Gala Ship, means each Gala Advance,

and “Advances” means any or all of them;

“Applicable Accounting Principles” means US GAAP (being accounting principles and practices accepted from time to time in the United States of America);

“Assignee” has the meaning ascribed thereto in clause 15.3;

“Availability Period” means the period from the date of this Agreement and ending on the Termination Date for the Facility Commitment or on such earlier date (if any) on which (a) both Bank Guarantees have been issued or (b) the Facility Commitment is reduced to zero pursuant to clauses 4.3, 10.2 or 12 or any other provision of this Agreement;

“Bank” means Fortis Bank a banking company incorporated and established under the laws of Belgium, acting through its branch established in Greece at 166 Syngrou Avenue, 176 71 Athens, Greece (or of such other address as may last have been notified to the Borrowers pursuant to clause 15.6) and includes its successors in title, Assignees and/or Transferees;

“Bank Guarantee”:

(a)	in relation to the Bikini Ship, the Bikini Contract and the Bikini Borrower, means the Bikini Bank Guarantee; or

(b)	in relation to the Eniwetok Ship, the Eniwetok Contract and the Eniwetok Borrower, means the Eniwetok Bank Guarantee,

and “Bank Guarantees” means either or both of them;

“Bank Guarantee Expiry Date” means, in respect of a Bank Guarantee, the date on which the relevant Bank Guarantee is expressed to expire or, if earlier, the date on which the Outstanding Amount in relation to such Bank Guarantee has been reduced to zero (0) pursuant to any of the provisions of that Bank Guarantee or this Agreement;

“Bank Guarantee Issue Date” means, in respect of a Bank Guarantee, the date, being a Banking Day falling within the Availability Period, on which the Borrowers request that such Bank Guarantee be issued, as specified in the Bank Guarantee Issue Request relating to such Bank Guarantee, or (as the context may require) the date on which such Bank Guarantee is actually issued;

“Bank Guarantee Issue Request” means, in respect of each Bank Guarantee, a request in the form set out in Part of schedule 1;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Athens and New York City (or any other relevant place of payment under clause 6);

“Bikini Advances” means, together, the First Bikini Advance, the Second Bikini Advance, the Third Bikini Advance and the Fourth Bikini Advance and “Bikini Advance” means any of them;

“Bikini Bank Guarantee” means the letter of guarantee dated 30 November 2006 in respect of the Bikini Ship issued by the Bank in favour of the relevant Builders at the instructions of the Borrowers in the maximum amount of $18,225,550 (comprising a principal amount of $18,060,000 and a maximum amount of interest of up to $165,550);

“Bikini Borrower” means Bikini Shipping Company Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“Bikini Contract” means the shipbuilding contract and an addendum no. 1 thereto, each dated 30 March 2006 made between Equity Enterprises Corp. and the relevant Builders, as novated in favour of the Bikini Borrower and the relevant Builders by a novation agreement dated 13 September 2006 and as may be amended from time to time, relating to the construction and sale by the relevant Builders, and the purchase by the Bikini Borrower, of the Bikini Ship;

“Bikini Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Bikini Contract to be given by the relevant Builders, in the form scheduled to the Bikini Pre-delivery Security Assignment;

“Bikini Contract Price” means the purchase price payable by the Bikini Borrower to the relevant Builders under the Bikini Contract, being $60,200,000 or such other lesser sum in Dollars as is determined in accordance with the terms and conditions of the Bikini Contract;

“Bikini Pre-delivery Security Assignment” means the first priority assignment of the Bikini Contract and each Bikini Refund Guarantee dated 29 November 2006 executed by the Bikini Borrower in favour of the Bank;

“Bikini Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Bikini Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Bikini Refund Guarantee to be given by the Refund Guarantor in the form scheduled to the Bikini Pre-delivery Security Assignment;

“Bikini Refund Guarantees” means, together, the letter of guarantee dated 27 October 2006 number LG100600126 issued by the Refund Guarantor in respect of certain of the relevant Builders’ obligations under the Bikini Contract and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations, including pursuant to any agreement supplemental to the Bikini Contract, and any extensions, renewals or replacements thereto or thereof and “Bikini Refund Guarantee” means any of them;

“Bikini Ship” means the 177,000 dwt steel-hulled, single-screw, diesel-driven bulk carrier, known on the date of this Agreement as Hull No. H1107 and under construction by the relevant Builders pursuant to the Bikini Contract;

“Borrowed Money” means Indebtedness incurred in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) leases and hire purchase contracts, (vii) swaps, foreign exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to {viii) above;

“Borrower”:

(a)	in relation to the Bikini Ship, the Bikini Bank Guarantee and each Bikini Advance, means the Bikini Borrower;

(b)	in relation to the Eniwetok Ship, the Eniwetok Bank Guarantee and each Eniwetok Advance, means the Eniwetok Borrower; or

(c)	in relation to the Gala Ship and each Gala Advance, means the Gala Borrower,

and “Borrowers” means any or all of them;

“Borrowers’ Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by any of the Borrowers at such time;

“Builders” means:

(a)	in relation to each of the Bikini Ship and the Eniwetok Ship, together, CSTC and SWS; and

(b)	in relation to the Gala Ship, together, CSTC and SJS,

and “Builder” means any of them;

“Cash Collateral Account” means an interest bearing Dollar account of the Bikini Borrower and the Gala Borrower opened jointly by the Bikini Borrower and the Gala Borrower with the Bank with account no. GR26 1030 0010 0000 0100 1940 204 and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Cash Collateral Account for the purposes of this Agreement;

“Classification” means, in relation to a Ship, the highest classification for a vessel of the same type as the relevant Ship with the relevant Classification Society or such other classification as the Bank shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower’s Ship for the purposes of this Agreement and the Security Documents;

“Classification Society” means, in relation to each Ship, American Bureau of Shipping or Bureau Veritas, or such other classification society (being a member of the International Association of Classification Societies (IACS)) which the Bank shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower’s Ship for the purposes of this Agreement and the Security Documents;

“Commitment” means the aggregate amount which the Bank has agreed to lend to the Borrowers, jointly and severally, under clause 2.1(a) as reduced by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to each Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of such Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Contract” means:

(a)	in relation to the Bikini Ship, the Bikini Contract; or

(b)	in relation to the Eniwetok Ship, the Eniwetok Contract; or

(c)	in relation to the Gaia Ship, the Gaia Contract,

and “Contracts” means any or all of them;

“Contract Assignment Consent and Acknowledgement” means:

(a)	in relation to the Bikini Ship, the Bikini Contract Assignment Consent and Acknowledgement;

(b)	in relation to the Eniwetok Ship, the Eniwetok Contract Assignment Consent and Acknowledgement; or

(c)	in relation to the Gala Ship, the Gala Contract Assignment Consent and Acknowledgement,

and “Contract Assignment Consents and Acknowledgements” means any or all of them;

“Contract Price” means:

(a)	in relation to the Bikini Ship, the Bikini Contract Price;

(b)	in relation to the Eniwetok Ship, the Eniwetok Contract Price; or

(c)	in relation to the Gala Ship, the Gala Contract Price,

and “Contract Prices” means any or all of them;

“Corporate Guarantee” means the corporate guarantee dated 6 November 2006 executed by the Corporate Guarantor in favour of the Bank;

“Corporate Guarantor” means Diana Shipping Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“CSTC” means China Shipbuilding Trading Company, Limited of 56 (Yi) Zhongguancun Nan Da Jie, Beijing 100044, the People’s Republic of China and includes its successors in title;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery” means, in relation to each Ship, the delivery of such Ship by the relevant Builders to, and the acceptance of such Ship by, the relevant Borrower pursuant to the relevant Contract;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, the date, being a Banking Day falling within the Drawdown Period, on which that Advance is, or is to be, drawn down;

“Drawdown Notice” means a notice substantially in the form set out in Part A of schedule 1;

“Drawdown Period” means the period commencing on the date of this Agreement and ending on the Termination Date for the Commitment or on such earlier date (if any) on which (a) the aggregate amount of all Advances that have been advanced is equal to the Commitment or (b) the Commitment is reduced to zero pursuant to clauses 4.3, 10.2 or 12 or (c) in respect of the Advances relating to a Ship, Delivery of the relevant Ship occurs;

“Effective Date” has the meaning given to it in the Supplemental Agreement;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Eniwetok Advances” means, together, the First Eniwetok Advance, the Second Eniwetok Advance, the Third Eniwetok Advance and the Fourth Eniwetok Advance and “Eniwetok Advance” means any of them;

“Eniwetok Bank Guarantee” means the letter of guarantee dated 30 November 2006 in respect of the Eniwetok Ship issued by the Bank in favour of the relevant Builders at the instructions of the Borrowers in the maximum amount of $18,225,550 (comprising a principal amount of $18,060,000 and a maximum amount of interest of up to $165,550);

“Eniwetok Borrower” means Eniwetok Shipping Company Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“Eniwetok Contract” means the shipbuilding contract and an addendum no. 1 thereto, each dated 30 March 2006 and made between the relevant Builders and Loki Commercial S.A., as novated in favour of the Eniwetok Borrower and the relevant Builders by a novation agreement dated 13 September 2006 and as may be amended from time to time, relating to the construction and sale by the relevant Builders, and the purchase by the Eniwetok Borrower, of the Eniwetok Ship;

“Eniwetok Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Eniwetok Contract to be given by the relevant Builders, in the form scheduled to the Eniwetok Pre-delivery Security Assignment;

“Eniwetok Contract Price” means the purchase price payable by the Eniwetok Borrower to the relevant Builders under the Eniwetok Contract, being $60,200,000 or such other lesser sum in Dollars as is determined in accordance with the terms and conditions of the Eniwetok Contract;

“Eniwetok Pre-delivery Security Assignment” means the first priority assignment of the Eniwetok Contract and each Eniwetok Refund Guarantee dated 29 November 2006 executed by the Eniwetok Borrower in favour of the Bank;

“Eniwetok Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Eniwetok Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Eniwetok Refund Guarantee to be given by the Refund Guarantor in the form scheduled to the Eniwetok Pre-delivery Security Assignment;

“Eniwetok Refund Guarantees” means, together, the letter of guarantee dated 27 October 2006 number LG100600126 issued by the Refund Guarantor in respect of certain of the relevant Builders’ obligations under the Eniwetok Contract and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations, including pursuant to any agreement supplemental to the Eniwetok Contract, and any extensions, renewals or replacements thereto or thereof and “Eniwetok Refund Guarantee” means any of them;

“Eniwetok Ship” means the 177,000 dwt steel-hulled, single-screw, diesel-driven bulk carrier, known on the date of this Agreement as Hull No. H1108 and under construction by the relevant Builders pursuant to the Eniwetok Contract;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Facility” means the guarantee facility made available by the Bank pursuant to clause 2.1(b);

“Facility Commitment” means $36,451,100;

“First Advance” means:

(a)	in relation to the Bikini Ship, the First Bikini Advance;

(b)	in relation to the Eniwetok Ship, the First Eniwetok Advance; or

(c)	in relation to the Gala Ship, the First Gala Advance,

and “First Advances” means any or all of them;

“First Bikini Advance” means an Advance of up to $12,040,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing in full the “1st Instalment” of the Bikini Contract Price payable by the Bikini Borrower pursuant to Article II 3(a) of the Bikini Contract;

“First Eniwetok Advance” means an Advance of up to $12,040,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing in full the “1st Instalment” of the Eniwetok Contract Price payable by the Eniwetok Borrower pursuant to Article II 3(a) of the Eniwetok Contract;

“First Gala Advance” means an Advance of up to $12,040,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the “1st Instalment” of the Gala Contract Price payable by the Gala Borrower pursuant to Article II 3(a) of the Gala Contract;

“Fourth Advance” means:

(a)	in relation to the Bikini Ship, the Fourth Bikini Advance;

(b)	in relation to the Eniwetok Ship, the Fourth Eniwetok Advance; or

(c)	in relation to the Gala Ship, the Fourth Gala Advance,

and “Fourth Advances” means any or all of them;

“Fourth Bikini Advance” means an Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing in full the “4th Instalment” of the Bikini Contract Price payable by the Bikini Borrower pursuant to Article II, 3(d) of the Bikini Contract;

“Fourth Eniwetok Advance” means an Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing in full the “4th Instalment” of the Eniwetok Contract Price payable by the Eniwetok Borrower pursuant to Article II 3(d) of the Eniwetok Contract;

“Fourth Gala Advance” means an Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the “1st Instalment” of the Gala Contract Price payable by the Gala Borrower pursuant to Article II 3(a) of the Gala Contract;

“Gala Advances” means, together, the First Gala Advance, the Second Gala Advance, the Third Gala Advance and the Fourth Gala Advance and “Gala Advance” means any of them;

“Gala Borrower” means Gala Properties Inc. of First Company Complex, Ajeltake Road, Ajeltake island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“Gala Contract” means the shipbuilding contract, as amended by an addendum No.1 thereto, each dated 30 March 2006 made between CSTC, SWS and the Gala Borrower, as novated in favour of CSTC, SJS and the Gala Borrower by a novation agreement 24 July 2008, as further amended by an addendum No.2 dated as of 3 April 2009 and as may be further amended from time to time, relating to the construction and sale by the relevant Builders and the purchase by the Gala Borrower, of the Gala Ship;

“Gala Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Gala Contract to be given by the Builders, in the form scheduled to the Gala Predelivery Security Assignment;

“Gala Contract Price” means the purchase price payable by the Gala Borrower to the relevant Builders under the Gala Contract, being 60,200,000 or such other lesser sum in Dollars as is determined in accordance with the terms and condition of the Gala Contract;

“Gala Pre delivery Security Assignment” means the first priority assignment of the Gala Contract and each Gala Refund Guarantee executed or (as the context may require) to be executed by the Gala Borrower in favour of the Bank in the form set out in schedule 3 to the Supplemental Agreement;

“Gala Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Gala Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Gala Refund Guarantee to be given to the Refund Guarantor in the form scheduled to the Gala Pre-delivery Security Assignment;

“Gala Refund Guarantees” means, together the letter of guarantee dated 30 June 2008, number LG100800151 issued by the Refund Guarantor as amended by a Confirmation Letter dated 19 November 2008 and by a supplemental letter issued or to be issued pursuant to the Master Agreement (as defined in the Supplemental Agreement), in respect of certain of the obligations of the relevant Builders under the Gala Contract and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations, including pursuant to any agreement supplemental to the Gala Contract, and any extension, renewals or extensions thereto or thereof and “Gala Refund Guarantee” means any of them;

“Gala Ship” means the 177,000 dwt steel hulled, single screw, diesel driven, bulk carrier, known on the date of the Supplemental Agreement as Hull No. H1138 and under construction by the relevant Builders pursuant to the Gala Contract;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means the Corporate Guarantor and its Subsidiaries from time to time (including, for the avoidance of doubt, the Borrowers) and “member of the Group” shall be construed accordingly;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Interest Payment Date” means, in relation to each Advance or the Loan, the last day of an Interest Period for such Advance or (as the case may be) the Loan;

“Interest Period” means each period for the calculation of interest in respect of each Advance or the Loan ascertained in accordance with clauses 3.2 and 3.3;

“Leverage Ratio” in relation to a Measurement Period, shall have the meaning given to it in the Corporate Guarantee in respect of the Accounting Period (as defined in the Corporate Guarantee) corresponding to that Measurement Period;

“LIBOR” means in relation to a particular period:

(a)	the rate for deposits of Dollars for a period equivalent to such period at or around 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page L1BOR01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) dated August, 1996 (as amended))); or

(b)	if on such date no such rate is displayed, LIBOR for such period shall be the rate determined by the Bank to be that at which deposits in Dollars and in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equal to the relevant period were being offered by the Bank to prime banks in the London Interbank Market at or about 11:00 a.m. on the Quotation Date for such period;

“Loan” means the aggregate principal amount owing to the Bank under this Agreement at any relevant time under the Advances (excluding, for the avoidance of doubt any loans outstanding under clause 2.5.1);

“Manager” means Diana Shipping Services S.A. of Edificio Universal, Piso 12, Avenida Federico Boyd, Panama, Republic of Panama and includes its successors in title;

“Margin” means (as calculated by the Bank pursuant to clause 3.1.2):

(a)	in relation to the period commencing on the date of this Agreement and ending on the date falling immediately prior to the first Margin Calculation Date, zero six five per cent (0.65%) per annum;

(b)	in relation to each Margin Period:

(i)	if (A) the Leverage Ratio for the relevant Measurement Period shall be higher than or equal to 0.75:1.0 or (B) an Event of Default shall have occurred, zero point eight five per cent (0.85%) per annum; or

(ii)	if the Leverage Ratio for the relevant Measurement Period shall be lower than 0.75:1.0 but higher than or equal to 0.5:1.0, zero point seven five percent (0.75%) per annum; or

(iii)	if the Leverage Ratio for the relevant Measurement Period shall be lower than 0.5:1.0, zero point six five percent (0.65%) per annum;

“Margin Calculation Date” means each 1 July of each calendar year (commencing from 1 July 2007);

“Margin Period” mean each period commencing on a Margin Calculation Date and ending one day prior to the immediately subsequent Margin Calculation Date and “Margin Periods” means any or all of them;

“Measurement Period” means, in relation to a Margin Period, the twelve-month period ending on 31 December of the calendar year immediately preceding such Margin Period;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Outstanding Amount” means, in relation to a Bank Guarantee at any relevant time, the maximum amount (whether of principal or interest) determined by the Bank to be that for which the relevant Bank Guarantee is issued less the aggregate amount of all reductions in that amount which have been made in accordance with the provisions of such Bank Guarantee and/or this Agreement as at such time;

“Outstandings” means the aggregate of (a) the Outstanding Amount of all Bank Guarantees and (b) the aggregate principal amount of each outstanding loan made by the Bank to the Borrowers pursuant to clause 2.5.1 at any relevant time;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents;

“Pre-delivery Security Assignment” means:

(a)	in relation to the Bikini Ship, the Bikini Pre-delivery Security Assignment;

(b)	in relation to the Eniwetok Ship, the Eniwetok Pre-delivery Security Assignment; or

(c)	in relation to the Gala Ship, the Gala Pre-delivery Security Assignment,

and “Pre-delivery Security Assignments” means any or all of them;

“Quotation Date” means, in relation to any period for which LIBOR is to be determined under this Agreement, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that period;

“Refund Guarantee” means:

(a)	in relation to the Bikini Ship, each Bikini Refund Guarantee;

(b)	in relation to the Eniwetok Ship, each Eniwetok Refund Guarantee; or

(c)	in relation to the Gala Ship, each Gala Refund Guarantee,

and “Refund Guarantees” means any or all of them;

“Refund Guarantee Assignment Consent and Acknowledgement” means:

(a)	in relation to the Bikini Ship, each Bikini Refund Guarantee Assignment Consent and Acknowledgement;

(b)	in relation to the Eniwetok Ship, each Eniwetok Refund Guarantee Assignment Consent and Acknowledgement; or

(c)	in relation to the Gala Ship, each Gala Refund Guarantee Assignment Consent and Acknowledgement,

and “Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Refund Guarantor” means The Export-Import Bank of China, Head Office of Winland international Finance Centre, No. 7 Financial Street, Xicheng District, Beijing 100034, People’s Republic of China and includes its successors in title;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrowers, the Borrowers’ Related Companies and any other Security Party and any other Security Party’s Related Companies and includes, for the avoidance of doubt, each member of the Group;

“Repayment Date” means, subject to clause 6.3:

(a)	in respect of each of the Bikini Advances, the earlier of (i) 31 December 2010 and (ii) the day when Delivery of the Bikini Ship occurs;

(b)	in respect of each of the Eniwetok Advances, the earlier of (i) 31 December 2010 and (ii) the day when Delivery of the Eniwetok Ship occurs; or

(c)	in respect of each of the Gala Advances, the earlier of 31 December 2010 and (ii) the day when Delivery of the Gala Ship occurs;

“SAFE” means the State Administration for Foreign Exchange of The People’s Republic of China;

“Second Advance” means:

(a)	in relation to the Bikini Ship, the Second Bikini Advance;

(b)	in relation to the Eniwetok Ship, the Second Eniwetok Advance; or

(c)	in relation to the Gala Ship, the Second Gala Advance,

and “Second Advances” means any or all of them;

“Second Bikini Advance” means an Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing in full the “2nd Instalment” of the Bikini Contract Price payable by the Bikini Borrower pursuant to Article II 3(b) of the Bikini Contract;

“Second Eniwetok Advance” means an Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing in full the “2nd Instalment” of the Eniwetok Contract Price payable by the Eniwetok Borrower pursuant to Article II 3(b) of the Eniwetok Contract;

“Second Gala Advance” means and Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the “1st Instalment” of the Gala Contract Price payable by the Gala Borrower pursuant to Article II 3 (a) of the Gala Contract;

“Security Documents” means this Agreement, the Supplemental Agreement, the Corporate Guarantee, the Pre-delivery Security Assignments, the Account Pledge, the Refund Guarantee Assignment Consents and Acknowledgements, the Contract Assignment Consents and Acknowledgements and any other documents as may have been or shall from time to time after the date of this Agreement be executed to secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers pursuant to this Agreement or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Borrowers (but excluding the Eniwetok Borrower after the Effective Date), the Corporate Guarantor, the Builders, the Refund Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

“Security Period” means the period commencing on the date hereof and terminating upon the later of (a) discharge of the security created by the Security Documents by payment of all monies payable thereunder, whether actually or contingently, and (b) the latest Bank Guarantee Expiry Date;

“Ship”:

(a)	in relation to the Bikini Borrower and each Bikini Advance, means the Bikini Ship;

(b)	in relation to the Eniwetok Borrower and each Eniwetok Advance, means the Eniwetok Ship; or

(c)	in relation to the Gala Borrower and each Gala Advance, means the Gala Ship,

and “Ships” means any or all of them;

“SJS” means Shanghai Jianguan - Changxing Shipbuilding Co, Ltd. Of No.2468 Changxing Jiangnan Avenue Changxing Town, Chonguing County, Shanghai, the People’s Republic of China and includes its successors in title;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Supplemental Agreement” means the agreement dated 30 April 2009 supplemental to this Agreement made between the Bank, the Borrowers and the Corporate Guarantor;

“SWS” means Shanghai Waigaoqiao Shipbuilding Co., Ltd. of 3001 Zhouhai Road, Pudong New District, Shanghai 200137, the People’s Republic of China and includes its successors in title;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means:

(a)	in the case of the Commitment and the Advances, 30 December 2010; or

(b)	in the case of the Facility Commitment and the Bank Guarantees, 31 December 2010,

or, in each such case, such other later date as the Bank may, in its absolute discretion, agree in writing;

“Third Advance” means:

(a)	in relation to the Bikini Ship, the Third Bikini Advance;

(b)	in relation to the Eniwetok Ship, the Third Eniwetok Advance; or

(c)	in relation to the Gala Ship, the Third Gala Advance,

and “Third Advances” means any or ail of them;

“Third Bikini Advance” means an Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing in full the “3rd Instalment” of the Bikini Contract Price payable by the Bikini Borrower pursuant to Article II 3(c) of the Bikini Contract;

“Third Eniwetok Advance” means an Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing in full the “3rd instalment” of the Eniwetok Contract Price payable by the Eniwetok Borrower pursuant to Article II 3(c) of the Eniwetok Contract;

“Third Gala Advance” means an Advance of up to $6,020,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the “1st Instalment” of the Gala Contract Price payable by the Gala Borrower pursuant to Article II 3(a) of the Gala Contract;

“Total Loss” means, in respect of a Ship:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the Builders from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within twenty (20) days after the occurrence thereof;

“Transferee” has the meaning ascribed thereto in clause 15.4; and

“Underlying Documents” means, together, the Contracts and the Refund Guarantees.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

2	The Commitment, the Loan and the Bank Guarantees

2.1	Agreement to lend and issue Bank Guarantees

The Bank, relying upon each of the representations and warranties in clause 7, agrees, upon and subject to the terms of this Agreement (a) to lend to the Borrowers, jointly and severally, the principal sum of up to $60,200,000 in up to twelve (12) Advances and (b) to issue the Bank Guarantees to the relevant Builders.

2.2	Drawdown and Bank Guarantee issuance

2.2.1	Drawdown

(a)	Subject to the terms and conditions of this Agreement, each Advance shall be made following receipt by the Bank from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the second Banking Day before the date, which shall be a Banking Day falling within the Drawdown Period, on which such Advance, is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

(b)	This clause 2.2.1 shall not apply to any drawdown of an Advance made pursuant to clause 2.4.2 or clause 10.2.3.

2.2.2	Bank Guarantee issuance

Subject to the terms and conditions of this Agreement, the Bank shall issue a Bank Guarantee following receipt by the Bank from the Borrowers of a Bank Guarantee Issue Request not later than 10:00 a.m. on the second Banking Day before the date, which shall be a Banking Day falling within the Availability Period, on which that Bank Guarantee is to be issued. A Bank Guarantee issue Request shall be effective on actual receipt by the Bank and, once given, shall be irrevocable.

2.3	Timing, restrictions and limitation of Advances and Bank Guarantees

2.3.1	The aggregate amount of the Advances shall not exceed $60,200,000 and each Advance shall, subject to the following provisions of this clause 2.3 and (only in respect of the Bikini Advances and the Eniwetok Advances) the provisions of clause 2.4.2 and clause 10.2.3, be for such amount as is specified in the Drawdown Notice for that Advance.

2.3.2	The aggregate amount of all the Advances in respect of a Ship shall not exceed the lower of (a) $30,100,000, (b) 50% of the Contract Price of that Ship and (c) the aggregate of all instalments of the Contract Price of that Ship which are payable under the relevant Contract and which are financed by such Advances but excluding the final instalment payable thereunder on Delivery of that Ship;

2.3.3	The aggregate amount of each First Advance shall not exceed the lower of (i) $12,040,000, (ii) the total or (in the case of the Gala Ship only) part of the amount of the “1st Instalment” of the Contract Price of the Ship relevant to such Advance payable under Article II 3(a) of the relevant Contract and (iii) 20% of the Contract Price of the relevant Contract.

2.3.4	Each First Advance shall be applied in or towards payment in whole or (in the case of the Gala Ship only) in part to the relevant Builders of the “1st Instalment” of the Contract Price of the Ship relevant to such First Advance payable under Article II 3(a) of the relevant Contract.

2.3.5	The aggregate amount of each Second Advance (other than the Second Gala Advance) shall not exceed the lower of (i) $6,020,000, (ii) the total amount of the “2nd Instalment” of the Contract Price of the Ship relevant to such Advance payable under Article II 3(b) of the relevant Contract and (iii) 10% of the Contract Price of the relevant Contract; and the aggregate amount of the Second Gala Advance shall not exceed the lower of (i) $6,020,000 and (ii) 10% of the Gaia Contract Price.

2.3.6

Each Second Advance (other than the Second Gala Advance) shall be applied in or towards payment in full to the relevant Builders of the “2nd Instalment” of the Contract Price of the Ship relevant to such Second Advance payable under Article II 3(b) of the relevant Contract and the Second Gala Advance shall be applied in or towards payment to the relevant Builders of part of the “1st Instalment” of the Gala Contract Price payable under Article II 3 (a) of the Gala Contract.

2.3.7	The aggregate amount of each Third Advance (other than the Third Gala Advance) shall not exceed the lower of (i) US$6,020,000, (ii) the total amount of the “3rd Instalment” of the Contract Price of the Ship relevant to such Advance payable under Article II 3(c) of the relevant Contract and (iii) 10% of the Contract Price of the relevant Contract; and the aggregate amount of the Third Gaia Advance shall not exceed the lower of (i) $6,020,000 and (ii) 10% of the Gala Contract Price.

2.3.8

Each Third Advance (other than the Third Gala Advance) shall be applied in or towards payment in full to the relevant Builders of the “3rd Instalment” of the Contract Price of the Ship relevant to such Third Advance payable under Article II 3(c) of the relevant Contract and the Third Gala Advance shall be applied in or towards payment to the relevant Builders of part of the “1st Instalment” of the Gala Contract Price payable under Article II 3(a) of the Gala Contract.

2.3.9	The aggregate amount of each Fourth Advance (other than the Fourth Gala Advance) shall not exceed the lower of (i) US$6,020,000, (ii) the total amount of the “4th Instalment” of the Contract Price of the Ship relevant to such Advance payable under Article II 3(d) of the relevant Contract and (iii) 10% of the Contract Price of the relevant Contract; and the aggregate amount of Fourth Gala Advance shall not exceed the lower of (i) $6,020,000 and (ii) 10% of the Gala Contract Price.

2.3.10

Each Fourth Advance (other than the Fourth Gala Advance) shall be applied in or towards payment in full to the relevant Builders of the “4th Instalment” of the Contract Price of the Ship relevant to such Fourth Advance payable under Article II 3(d) of the relevant Contract and the Fourth Gala Advance shall be applied in or towards payment to the relevant Builders of part of the “1st Instalment” of the Gala Contract Price payable under Article II 3(a) of the Gala Contract.

2.3.11	Clauses 2.3.3, 2.3.5, 2.3.7 and 2.3.9 shall apply in relation to each First Advance, Second Advance, Third Advance or Fourth Advance for the relevant Ship, (as the case may be), whether any such Advance is drawn down under clause 2.4.1 or (only in respect of the Bikini Ship and the Eniwetok Ship) under clause 2.4.2 or under clause 10.2.3.

2.3.12	Each Advance shall be paid to the relevant Builders on the date when the relevant instalment of the Contract Price relevant to such Advance is due, unless the relevant Borrower has already paid such instalment to the relevant Builders in which case the relevant Advance shall be advanced to the Borrowers in refinancing of such payment to such Builders.

2.3.13	No First Advance may be drawn down in respect of each of the Bikini Ship and the Eniwetok Ship unless the Bank Guarantee for that Ship has been issued.

2.3.14	No Second Advance may be drawn down in respect of the Bikini Ship and the Eniwetok Ship and (subject to clause 2.3.17) the Gala Ship unless the First Advance for that Ship has been drawn down.

2.3.15	No Third Advance may be drawn down in respect of the Bikini Ship and the Eniwetok Ship and (subject to clause 2.3.17) the Gala Ship unless the Second Advance for that Ship has been drawn down.

2.3.16	No Fourth Advance may be drawn down in respect of the Bikini Ship and the Eniwetok Ship and (subject to clause 2.3.17) the Gala Ship unless the Third Advance for that Ship has been drawn down.

2.3.17	All of the Gala Advances shall be drawn down simultaneously however none of the Gala Advances shall be drawn down unless (a) all outstanding Eniwetok Advances have been fully prepaid, (b) any undrawn Eniwetok Advances have been irrevocably and unconditionally cancelled in full by the Borrower and (c) the Eniwetok Bank Guarantee has been irrevocably and unconditionally declared cancelled by the relevant Builders by a letter of cancellation in the form set forth in Exhibit C of the Master Agreement (as defined in the Supplemental Agreement).

2.3.18	The aggregate amount for which both Bank Guarantees are to be issued shall not exceed the Facility Commitment.

2.3.19	The aggregate amount for which each Bank Guarantee is to be issued shall not exceed the lower of (a) $36,451,100 and (b) such amount which, when aggregated with the Outstandings on the proposed Bank Guarantee Issue Date thereof, shall not exceed the Facility Commitment.

2.4	Availability

2.4.1	Following a Drawdown Notice

Upon receipt of a Drawdown Notice complying with the terms of this Agreement in respect of an Advance, the Bank shall, subject to the provisions of clause 9, on the date specified in the Drawdown Notice make the relevant Advance available to the Borrowers in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance to the relevant Builders in accordance with clause 6.2 shall satisfy the obligation of the Bank to lend that Advance to the Borrowers under this Agreement.

2.4.2	Following a demand

Upon receipt of a demand made under a Bank Guarantee in respect of any of the “2nd Instalment”, the “3rd Instalment” and the “4th Instalment” of the Contract Price of the Ship to which that Bank Guarantee relates, the Bank may (in its absolute discretion) advance to the Borrowers forthwith (whether or not at such time the Borrowers are in compliance with the relevant provisions of clause 9) the Advance intended to finance such instalment of the Contract Price of such Ship. The Bank shall advance such Advance by applying it immediately after drawdown in or towards discharge (in whole or, as the case may be, in part) of the Borrowers’ liability to the Bank under clause 2.5.1 in respect of the relevant payment made by the Bank under that Bank Guarantee.

2.4.3	Authorisation

Upon receipt of a demand made under a Bank Guarantee in respect of the “2nd instalment”, the “3rd Instalment” and the “4th Instalment” of the Contract Price of the Ship to which that Bank Guarantee relates, the Borrowers shall not be entitled to give a Drawdown Notice to the Bank for the Advance intended to finance such instalment of the Contract Price of such Ship until further notice from the Bank in writing. The Borrowers hereby irrevocably and unconditionally authorise and direct the Bank to advance and apply such Advance in the manner and at the time referred to in clause 2.4.2 in the event that the Bank shall decide to do so pursuant thereto.

2.4.4	Automatic drawdown

The Borrowers hereby agree and acknowledge that, once an Advance shall have been advanced pursuant to clause 2.4.2 or clause 10.2.3, it shall form part of the Loan as if it were drawn down pursuant to clauses 2.2.1 and 2.4.1.

2.5	Payments under Bank Guarantees - constitute a loan

2.5.1	Each payment (whether of principal or interest) made by the Bank to the relevant Builders under a Bank Guarantee shall constitute a loan advanced by the Bank to the Borrowers jointly and severally. Each such loan shall be (a) of a principal amount equal to the amount of such payment (whether of principal or interest) made by the Bank under such Bank Guarantee, (b) treated as advanced to the Borrowers at the time of such payment to the relevant Builders and (c) due and repayable by the Borrowers at the time so advanced (or deemed advanced) to the Borrowers.

2.5.2

The Bank shall be entitled to pay immediately (but with prior notice to the Borrowers) any amount (whether of principal or interest) for which a demand or request has been made at any time under a Bank Guarantee, without any reference to, or further authority from, the Borrowers and shall not be under any duty to investigate or enquire whether any claim or demand on the Bank under such Bank Guarantee shall have been properly made notwithstanding that the Borrowers or any of them may dispute the validity of such claim or demand or that the relevant Borrower may have referred to arbitration under the relevant Contract the claim to which the relevant Builders’ demand under such Bank Guarantee relates. The liability of the Borrowers to the Bank under clause 2.5.1 and the Borrowers’ liability under the terms of this Agreement and/or any other Security Documents to pay or, as the case may be, repay any amounts drawn down pursuant to clause 2.4.2 or clause 10.2.3, interest thereon and any other amounts payable under this Agreement and/or any other Security Documents in relation thereto, shall be in no way prejudiced, affected or diminished by the fact that the Bank was or might have been justified in refusing payment of any amount claimed or demanded under either Bank Guarantee.

2.6	Expiration or reduction of Bank Guarantee

The Outstanding Amount of each Bank Guarantee shall be treated as reduced for the purposes of this Agreement only when and to the extent that (a) the Bank has received a written confirmation (in form and substance satisfactory to the Bank in its sole discretion) from the relevant Builders of the amount of such reduction of the relevant Bank Guarantee or (b) the Bank is satisfied in its sole discretion that its liability under the relevant Bank Guarantee has been irrevocably reduced or (c) the Bank has made a payment under the relevant Bank Guarantee. The Bank shall in each case after a reduction notify the Borrowers of the amount and the date of such reduction.

2.7	Termination of Commitment and cancellation of Facility

2.7.1	Any part of the Commitment undrawn and uncancelled by the end of the Drawdown Period, shall thereupon be automatically cancelled.

2.7.2	If either Bank Guarantee is not issued by the end of the Availability Period, the Bank’s obligation to issue such Bank Guarantee shall thereupon be automatically cancelled and the Facility Commitment shall be reduced accordingly.

2.8	Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, the Bank shall have no responsibility for the application of proceeds of the Loan or any part thereof by the Borrowers.

3	Interest and Interest Periods

3.1	Normal interest rate

3.1.1	General

The Borrowers shall pay interest on each Advance or (as the case may be) the Loan in respect of each Interest Period relating thereto on each interest Payment Date (or, in the case of Interest Periods of more than six (6) months, by instalments, the first instalment six (6) months from the commencement of the Interest Period and the subsequent instalments at intervals of six (6) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Bank to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

3.1.2	Calculation of Margin

(a)	The Bank shall, on each Margin Calculation Date, calculate the Leverage Ratio for the Measurement Period relevant to the Margin Period commencing on such Margin Calculation Date, based on the then latest audited consolidated financial statements of the Group delivered to the Bank pursuant to clause 8.1.5 of this Agreement and clause 5.1.4 of the Corporate Guarantee.

(b)	Based on each such relevant calculation made by the Bank on a Margin Calculation Date, the Bank shall determine, and notify the Borrowers, of the Margin that shall apply during the Margin Period commencing on that Margin Calculation Date.

3.2	Selection of Interest Periods

The Borrowers may by notice received by the Bank not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one (1) month, three (3) months, six (6) months, nine (9) months or (subject to availability to be determined solely by the Bank) twelve (12) months or such other period as the Borrowers may select and the Bank may, in its absolute discretion, agree Provided that the Borrowers may not select more than three (3) Interest Periods having a duration of one (1) month within the same calendar year.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:

3.3.1	the initial Interest Period for each Advance shall commence on the Drawdown Date for such Advance and each subsequent Interest Period for an Advance shall commence on the last day of the previous Interest Period for that Advance;

3.3.2	if one or more Advances in respect of a Ship are to be drawn down on the same day they shall have the same Interest Periods at all times;

3.3.3	the initial Interest Period of each Advance to be drawn down in respect of a Ship (other than the First Advance for that Ship) shall end on the same date as the then current Interest Period of the Advances for that Ship and, on the last day of such interest Period, the Advances for that Ship shall be consolidated for the purposes of this clause 3;

3.3.4	if any Interest Period for an Advance would otherwise overrun the Repayment Date for that Advance, then such Interest Period shall end on such Repayment Date; and

3.3.5	if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgement) at a rate determined by the Bank pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Bank, each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable, by reason of a declaration by the Bank under clause 10.2.2 or a prepayment pursuant to clauses 4.3 or 12.1, on a date other than an interest Payment Date relating thereto, the first such period selected by the Bank shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds, to the Bank.

3.5	Notification of Interest Periods and interest rate

The Bank shall notify the Borrowers promptly of the duration of each interest Period and of each rate of interest determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period, the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive):

(a)	that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)	that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or any part thereof or any loan outstanding under clause 2.5.1 for such Interest Period, the Bank shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed and neither Bank Guarantee shall be issued by the Bank, until notice to the contrary is given to the Borrowers by the Bank.

3.6.2	During the period of ten (10) days after any Determination Notice has been given by the Bank under clause 3.6.1, the Bank shall certify an alternative basis (the “Substitute Basis”) for maintaining the Loan or any loan outstanding under clause 2.5.1. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds, if any, to the Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Repayment and prepayment

4.1	Repayment

The Borrowers shall repay each Advance in full on the Repayment Date for such Advance.

4.2	Voluntary prepayment

The Borrowers may prepay the Loan in whole or part (being Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) on any Interest Payment Date relating to the part of the Loan to be prepaid without premium or penalty subject to payment by the Borrowers of all sums payable under clause 4.4.

4.3	Prepayment on Total Loss or transfer etc.

4.3.1	Before issuance of Bank Guarantee and first drawdown

On a Ship becoming a Total Loss (or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Ship subsequently being determined to be a Total Loss) or on or prior the date falling immediately prior to the completion of the novation, transfer or assignment of any Contract by the relevant Borrower in favour of another person (with the prior written consent of the Bank as and when required by the Security Documents), in each case before the Bank Guarantee relevant to such Ship or Contract is issued and any Advance relevant to such Ship or Contract has been drawn down, then (a) the obligation of the Bank to issue such Bank Guarantee to the Builders and to advance any Advance relevant to such Ship or Contract shall immediately cease and (b) the Commitment shall be reduced by the aggregate amount of all the Advances for such Ship and (c) the Facility Commitment shall be reduced by $18,225,550.

4.3.2	Following issuance of a Bank Guarantee or first drawdown

On a Ship becoming a Total Loss (or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Ship subsequently being determined to be a Total Loss) or on or prior to the date falling immediately prior to the completion of the novation, transfer or assignment of any Contract by the relevant Borrower in favour of another person (with the prior written consent of the Bank as and when required by the Security Documents), in each case after the Bank Guarantee relevant to such Ship or Contract is issued, then (a) the Borrowers shall pay such amount to the Cash Collateral Account as the Bank shall require in its absolute discretion (being in any event not less than the then Outstanding Amount of the Bank Guarantee relating to such Ship) and (b) if any Advance relating to such Ship has been drawn down, the Borrowers shall prepay each such Advance in full and (c) (if applicable) the obligation of the Bank to advance any other Advance for that Ship shall immediately cease and the Commitment shall be reduced accordingly.

4.3.3	Total Loss

For the purpose of this Agreement and the other Security Documents, a Total Loss in relation to a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of such Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of such Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)	in the case of a compromised or arranged total loss of such Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of such Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Builders of the use of such Ship for more than twenty (20) days, upon the expiry of the period of ten (10) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clauses 6.6 or 12.2 and (c) all others sums payable by the Borrowers to the Bank under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.

4.5	Notice of prepayment; reduction of repayment instalments

4.5.1

No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Bank at least fifteen (15) days’ notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified. No amount prepaid under this Agreement may be reborrowed.

4.5.2	Any amount prepaid pursuant to clause 4.2 shall be applied in reducing all the Advances proportionately, provided however, that the prepayment of the Eniwetok First Advance under clause 2.3.17 shall be applied in reducing such Advance only.

4.5.3	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

5	Fees and expenses

5.1	Fees

The Borrowers shall pay to the Bank:

5.1.1	on the date of this Agreement, an arrangement fee of $60,200;

5.1.2	on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the Drawdown Period and on the last day of the Drawdown Period, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point one zero per cent (0.10%) per annum on the daily undrawn amount of the Commitment, Provided however that if a Bank Guarantee is issued, any accrued commitment commission on the Advances for the Ship to which such Bank Guarantee relates shall be payable on the relevant Bank Guarantee Issue Date and, as from such date, commitment commission shall no longer accrue or be payable on such Advances; and

5.1.3	in relation to each Bank Guarantee, on the relevant Bank Guarantee Issue Date and on each of the dates falling at three (3) monthly intervals after the relevant Bank Guarantee Issue Date and falling prior to the relevant Bank Guarantee Expiry Date (each such date a “payment date”), guarantee commission in advance each time computed on each such payment date at a rate per annum equal to the Margin applicable on such payment date and payable on the Outstanding Amount for the relevant Bank Guarantee as of the relevant payment date and in respect of the three (3) month period falling immediately after such payment date.

The fee referred to in clause 5.1.1 and the commission referred to in clauses 5.1.2 and 5.1.3 shall not be refundable in any circumstances and shall be payable by the Borrowers to the Bank whether or not any part of the Commitment is ever advanced, whether or not either Bank Guarantee is ever issued and whether or not any demand is made under either Bank Guarantee.

5.2	Expenses

The Borrowers shall pay to the Bank on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank:

5.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and the Bank Guarantees and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgement).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with any of the Underlying Documents, the Security Documents, each Bank Guarantee, the Loan, the Outstandings or the Facility and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrowers acknowledge that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrowers gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Bank at such bank in such place as the Bank may from time to time specify for this purpose.

6.2	Payment by the Bank

All sums to be advanced by the Bank to the Borrowers under this Agreement in respect of the Loan shall be remitted in Dollars on the Drawdown Date for the relevant Advance and, in the case of amounts drawn down pursuant to clause 2.4.1 (but not pursuant to clause 2.4.2 or clause 10.2.3), to the account specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed (other than the guarantee commission referred to in clause 5.1.3 which shall be payable in advance on a quarterly basis and as more particularly described therein) and a three hundred and sixty (360) day year.

6.5	Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

6.6	Grossing-up for Taxes

If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrowers or either of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7	Loan account

The Bank shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. Such account or accounts shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents and any certificate from the Bank as to the amount from time to time owing by the Borrowers under the Security Documents shall, in the absence of manifest error, be conclusive and the sum specified in any such certificate shall be the certain and liquidated sum owing by the Borrowers to the Bank.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to the Bank that:

7.1.1	Due incorporation

the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as Marshall Islands corporations (in the case of the Borrowers and the Corporate Guarantor) and as companies with limited liability (in the case of the other Security Parties), and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the Security Documents to which it is a party and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Underlying Documents and the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of any transaction contemplated by this Agreement;

7.1.3	Binding obligations

the Security Documents and the Underlying Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their respective obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which either of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which either of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the memorandum and articles of association/articles of incorporation/by-laws/statutes or other constitutional documents of any of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige any of the Borrowers or any of its Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on the undertaking, assets, rights or revenues of any of the Borrowers or its Related Companies or any other Security Party;

7.1.5	No litigation

no litigation, arbitration, investigation or proceeding (administrative or otherwise) is taking place, pending or, to the knowledge of the officers of either of the Borrowers, threatened against any of the Borrowers or any of its Related Companies or any other Security Party which could have a material adverse effect on the business, condition (financial or otherwise), assets or prospects of any of the Borrowers or any of their Related Companies or any other Security Party;

7.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Account Pledge) and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts or, as the case may be, the courts of Piraeus, are valid and binding;

7.1.8	No immunity

none of the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Shareholdings

each of the Borrowers is a wholly-owned direct Subsidiary of the Corporate Guarantor (but, in the case of the Eniwetok Borrower, not after the Effective Date and, in the case of the Gala Borrower, not prior to the Effective Date) and, on the date of this Agreement:

(a)	no less than 20% of the voting share capital of the Corporate Guarantor is ultimately beneficially owned by such two (2) persons and their immediate families as were disclosed by the Borrowers to the Bank in the negotiation of this Agreement; and

(b)	no other person, or persons acting in concert, have the ultimate beneficial ownership of a percentage of the voting share capital of the Corporate Guarantor which is higher than the percentage owned by the persons referred to in paragraph (a) above;

7.1.10	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and the Security Documents or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.11	Financial statements correct and complete

the consolidated financial statements of the Group in respect of the financial half-year ended 30 June 2006 as delivered to the Bank have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the period ended on such date and, as at such date, neither the Corporate Guarantor nor any of its Subsidiaries had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements;

7.1.12	No material adverse change

there has been no material adverse change:

(a)	in the business, assets, operations, prospects or condition (financial or otherwise) of the Corporate Guarantor, the Borrowers or the Group as a whole, from that described by or on behalf of the Borrowers or any other Security Party to the Bank in the negotiation of this Agreement or the Supplemental Agreement; or

(b)	in the business, assets, operations, prospects or the financial position of the Corporate Guarantor or the Group as a whole from that set forth in the semi-annual consolidated financial statements of the Group for the financial half-year ended 30 June 2006; or

(c)	in the ability of any of the Borrowers, the Corporate Guarantor or any other Security Party to comply with any of their respective obligations under the Security Documents or any of them; or

(d)	in the legality, validity or enforceability of any of the Security Documents or any of the rights or remedies of the Bank thereunder;

7.1.13	Borrowers’ own account

in relation to the borrowing by each Borrower of the Loan or any part thereof, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, each Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)); and

7.1.14	Solvency

(a)	none of the Borrowers nor any other Relevant Party is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts;

(b)	none of the Borrowers nor any other Relevant Party by reason of actual or anticipated financial difficulties has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness;

(c)	the value of the assets of each of the Borrowers and the other Relevant Parties is not less than their respective liabilities (taking into account contingent and prospective liabilities); and

(d)	no moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any Indebtedness of any Borrower or any other Relevant Party.

7.2	Initial representations and warranties

The Borrowers further jointly and severally represent and warrant to the Bank that:

7.2.1	Pari passu

the obligations of each Borrower under this Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract;

7.2.2	No default under other indebtedness

none of the Borrowers nor any of their Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading and all expressions of opinion contained therein genuinely reflect the opinions of the directors and the senior management of the Borrowers and the Corporate Guarantor and are based on reasonable assumptions; do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under any of the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of any of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	No Default under Contracts or Refund Guarantees

none of the Borrowers is in default of any of its obligations under the relevant Contract or any of its obligations upon the performance or observance of which depend the continued liability of the Refund Guarantor in accordance with the terms of any Refund Guarantee relating to such Contract;

7.2.7	Freedom from Encumbrances

(a)	none of the Borrowers has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the relevant Contract or any relevant Refund Guarantee and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;

(b)	neither the Cash Collateral Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof is nor will be, on the first Bank Guarantee Issue Date or on the first Drawdown Date, subject to any Encumbrance (other than Permitted Encumbrances); and

7.2.8	Copies true and complete

the originals of the executed Refund Guarantees delivered or to be delivered to the Bank pursuant to clause 9.1 are, or will when delivered be, true and complete originals of such documents and the copies of the other Underlying Documents delivered or to be delivered to the Bank pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there will have been no amendments or variations thereof or defaults thereunder.

7.3	Repetition of representations and warranties

On and as of each Bank Guarantee issue Date and on each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to the Bank that the then latest financial statements of the Group delivered to the Bank (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the Corporate Guarantor nor any of its Subsidiaries had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

Each of the Borrowers hereby undertakes with the Bank that, from the date of this Agreement and so long as the Borrowers remain under any obligation, actual or contingent, under this Agreement or any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:

8.1.1	Notice of Default

(a)	promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and

(b)	promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability or rights of any Borrower to make any claims under any relevant Refund Guarantee or the relevant Contract or which might reduce or release any of the obligations of the Refund Guarantor under any such Refund Guarantee or of the relevant Builders under such Contract;

8.1.2	Consents and licences

without prejudice to clauses 8.2 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

8.1.3	Conveyance on default

where any Ship is (or is to be) sold in exercise of any power contained in the Pre-delivery Security Assignment relating to such Ship or otherwise conferred on the Bank, execute, forthwith upon request by the Bank, such form of conveyance of such Ship as the Bank may require;

8.1.4	Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.2 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare or cause to be prepared consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by the Group’s auditors and prepare or cause to be prepared unaudited consolidated financial statements of the Group for each financial-half year on the same basis as the annual statements, and deliver as many copies of the same as the Bank may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of the audited financial statements) or ninety (90) days (in the case of the unaudited financial statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require at the time of issue thereof of every report, circular, notice or like document issued by the Borrowers to their shareholders or creditors generally;

8.1.7	Provision of further information

provide the Bank with such financial and other information concerning the Borrowers, their Related Companies, the other Security Parties, any Relevant Parties and their respective operations and affairs as the Bank may from time to time reasonably require;

8.1.8	Use of proceeds

use the Loan exclusively for the purpose specified in clauses 1.1 and 2.3;

8.1.9	Obligations under Security Documents

duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents;

8.1.10	Certificate of no Default

(without prejudice to clause 8.1.1) at the same time as the Borrowers and/or the Corporate Guarantor provide the Bank with financial statements pursuant to clause 8.1.5 of this Agreement and clause 5.1.4 of the Corporate Guarantee, provide the Bank with a certificate signed by a member of the board of each Borrower and the Corporate Guarantor, confirming that, save as otherwise stated in such certificate, no Default has occurred and is continuing;

8.1.11	Consents and acknowledgements

deliver to the Bank, not later than thirty (30) days after the Drawdown Date of the first Advance to be drawn down in respect of a Ship:

(a)	each Refund Guarantee Assignment Consent and Acknowledgement in respect of each Refund Guarantee for that Ship, each duly executed by the parties thereto;

(b)	the Contract Assignment Consent and Acknowledgement for that Ship, duly executed by the parties thereto;

(c)	evidence in form and substance satisfactory to the Bank of the authority of the parties executing the above said acknowledgments;

(d)	evidence that each Refund Guarantee (including, if required under applicable laws, any letter supplemental to a Refund Guarantee) in respect of that Ship has been duly registered with SAFE; and

(e)	a legal opinion (at the expense of the Borrowers) issued by the Bank’s special legal advisers on matters of Chinese law in form and substance satisfactory to the Bank;

8.1.12	Supervision

ensure that it, or the Manager or any other person appointed by the Manager and acceptable to the Bank (but no other person), will supervise and superintend the construction of its Ship; and

8.1.13	Know your customer information

deliver to the Bank such documents and evidence as the Bank shall from time to time require relating to the verification of identity, and knowledge of its customers and the compliance by the Bank with all necessary “know your customer” or similar checks, always on the basis of applicable laws and regulations or the Bank’s own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time.

8.2	Negative undertakings

Each of the Borrowers undertakes with the Bank that, from the date of this Agreement and so long as the Borrowers remain under any obligation, actual or contingent, under this Agreement or any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

8.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) by any Security Party (other than Builders and the Refund Guarantor) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness of any Security Party or any other person;

8.2.2	No merger

and will procure that the Corporate Guarantor will not, without the prior written consent of the Bank, merge or consolidate with any other company or person or enter into any demerger, amalgamation or corporate reconstruction or redomiciliation of any kind whatsoever;

8.2.3	Disposals

sell, transfer, abandon lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or, when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.2.3, material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of such Borrower) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading but excluding in any event the assets and rights which are the subject of security created by the Security Documents), whether by one or a series of transactions related or not;

8.2.4	Other business

undertake any business other than the performance of the Contract relevant to such Borrower, including the supervision of the building and construction of the relevant Ship pursuant to such Contract and will procure that the Corporate Guarantor will not, without the prior written consent of the Bank, undertake any business other than that conducted by the Corporate Guarantor on the date of this Agreement;

8.2.5	Acquisitions

acquire any further assets other than the relevant Ship and the relevant Contract and rights arising under contracts entered into by or on behalf of such Borrower in the ordinary course of its business of performing the Contract relevant to such Ship;

8.2.6	Other obligations

incur any obligations except for obligations arising under the relevant Underlying Documents or the Security Documents or contracts entered into in the ordinary course of its business of performing the Contract relevant to such Ship;

8.2.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.2.8	Repayment of borrowings

repay the principal of, or pay interest on, or any other sum in connection with, any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.2.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents;

8.2.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.2.11	Sureties

permit any of its Indebtedness to be guaranteed or otherwise assured against financial loss by any person;

8.2.12	Shareholdings

change, cause or permit any change in, the legal and/or ultimate beneficial ownership of any of the shares in the Borrowers or the Corporate Guarantor which at any time would result in:

(a)	any of the Borrowers ceasing to be a wholly-owned direct Subsidiary of the Corporate Guarantor (provided however that this restriction shall not apply to the Eniwetok Borrower after the Effective Date and shall apply to the Gala Borrower only after the Effective Date); and/or

(b)	less than ten per cent (10%) of the issued voting share capital of the Corporate Guarantor being ultimately beneficially owned by such two (2) persons and their immediate families as were disclosed by the Borrowers to the Bank in the negotiation of this Agreement to be the ultimate beneficial owners of no less than 20% of the shares in the Corporate Guarantor on the date of this Agreement; and/or

(c)	any other person, or persons acting in concert, having the ultimate beneficial ownership of a percentage of the issued voting share capital of the Corporate Guarantor which is higher than the percentage at that time of the persons referred to in paragraph (b) above;

8.2.13	Share capital and distribution

purchase or otherwise acquire for value any shares of its capital or declare or pay any dividends or distribute any of its present or future assets, undertaking, rights or revenues to any of its shareholders;

8.2.14	Constitutional documents

agree to any amendment or variation of its constitutional documents; or

8.2.15	Subsidiaries

form or acquire any Subsidiaries.

9	Conditions

9.1	Documents and evidence

9.1.1	Commitment

The obligation of the Bank to make the Commitment available shall be subject to the condition that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 2 in form and substance satisfactory to the Bank.

9.1.2	Bank Guarantee

The obligation of the Bank to issue either Bank Guarantee shall be subject to the conditions that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the day on which the first Bank Guarantee Issue Request is given, the documents and evidence specified in Part 1 of schedule 2 in form and substance satisfactory to the Bank.

9.1.3	First Advances

The obligation of the Bank to make a First Advance available shall be subject to the condition that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the day on which the Drawdown Notice for such First Advance is given, the documents and evidence specified in Part 2 of schedule 2 in respect of such First Advance in form and substance satisfactory to the Bank.

9.1.4	Second Advances

The obligation of the Bank to make a Second Advance available shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of such Second Advance, the relevant documents and evidence specified in Part 3 of schedule 2 in respect of such Second Advance in form and substance satisfactory to the Bank.

9.1.5	Third Advances

The obligation of the Bank to make a Third Advance available shall be subject to the condition that the Bank or its duly authorised representative shall have received on or prior to the drawdown of such Third Advance the relevant documents and evidence specified in Part 4 of schedule 2 in respect of such Third Advance in form and substance satisfactory to the Bank.

9.1.6	Fourth Advances

The obligation of the Bank to make a Fourth Advance available shall be subject to the condition that the Bank or its duly authorised representative shall have received on or prior to the drawdown of such Fourth Advance the relevant documents and evidence specified in Part 5 of schedule 2 in respect of such Fourth Advance in form and substance satisfactory to the Bank.

9.2	General conditions precedent

The obligation of the Bank to make any Advance available or to issue either Bank Guarantee shall be subject to the further conditions that (a) at the time of the giving of the Drawdown Notice in respect of the relevant Advance or, as the case may be, at the time of the giving of the relevant Bank Guarantee Issue Request and (b) at the time of the making of the relevant Advance or, as the case may be, at the relevant Bank Guarantee Issue Date:

9.2.1	the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) and (b) clause 4 of the Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of such Advance or, as the case may be, the issuing of such Bank Guarantee.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date and each Bank Guarantee Issue Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Bank may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 of this Agreement.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1	Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2	Breach of material obligations: either Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.1.5 or 8.2 or the Corporate Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 5.1.4, 5.2 or 5.3 of the Corporate Guarantee; or

10.1.3	Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1 and 10.1.2 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days (or any other longer period that the Bank may agree in its sole discretion) of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.4	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5	Cross-default: any Indebtedness of any Security Party or other Relevant Party is not paid when due or any Indebtedness of any Security Party or other Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or other Relevant Party of a voluntary right of prepayment), or any creditor of any Security Party or other Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party or other Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned (unless the relevant Security Party or other Relevant Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party’s or other Relevant Party’s ability to pay its debts as they fall due and fund its commitments), or any guarantee given by any Security Party or other Relevant Party in respect of indebtedness is not honoured when due and called upon; or

10.1.6	Consents and authorisations: any consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Borrower or any other Security Party to authorise, or required by any Borrower or any other Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any of the Security Documents or the performance by any Borrower or any such Security Party of its obligations under any of the Security Documents is modified in a manner unacceptable to the Bank or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect; or

10.1.7	Legal process: any judgement or order made against any Security Party or other Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or other Relevant Party and is not discharged within seven (7) days; or

10.1.8	Insolvency: any Security Party or other Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or any corporate action, legal proceedings or other procedure or step is taken in relation to any of the above; or

10.1.9	Reduction or loss of capital: a meeting is convened by any Security Party or other Relevant Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.10	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or other Relevant Party or an order is made or resolution passed for the winding up of any Security Party or other Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or other Relevant Party (not being a petition which the Borrowers can demonstrate to the satisfaction of the Bank, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court) or the Bank believes in its reasonable opinion that any such petition or other step is imminent or an administration order is made in relation to any Security Party or other Relevant Party; or

10.1.12	Appointment of receivers, managers etc.: any administrative or other receiver, liquidator, compulsory manager or other similar officer is appointed of any Security Party or other Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or other Relevant Party; or

10.1.13	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or other Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.14	Analogous proceedings: there occurs, in relation to any Security Party or other Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Security Party or other Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15	Cessation of business: any Security Party or other Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16	Seizure: all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or other Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Government Entity; or

10.1.17	Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20	Encumbrances enforceable: any Encumbrance in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21	Material adverse change: there occurs an event or series of events which, in the opinion of the Bank might have a material adverse effect on:

(a)	the business, assets, operations, prospects or condition (financial or otherwise) of any Security Party or any other Relevant Party or the Group as a whole; or

(b)	the ability of any Security Party to comply with or perform any of its obligations under the terms of any of the Security Documents, or

(c)	the legality, validity or enforceability of any of the Security Documents or the rights or remedies of the Bank thereunder; or

10.1.22	Change in shareholdings: there is any change in the legal and/or ultimate beneficial ownership of any of the shares in any Borrower or the Corporate Guarantor which at any time results in:

(a)	any of the Borrowers ceasing to be a wholly-owned direct Subsidiary of the Corporate Guarantor (provided that this provision will not apply to the Eniwetok Borrower after the Effective Date); and/or

(b)	less than 10% of the issued voting share capital of the Corporate Guarantor being ultimately beneficially owned by such two (2) persons and their immediate families as were disclosed by the Borrowers to the Bank in the negotiation of this Agreement to be the ultimate beneficial owners of no less than 20% of the shares in the Corporate Guarantor on the date of this Agreement; and/or

(c)	at any time any other person, or persons acting in concert, having the ultimate beneficial ownership of a percentage of the issued voting share capital of the Corporate Guarantor which is higher than the percentage at that time of the persons referred to in paragraph (b) above; or

10.1.23	Demand under Bank Guarantee: a demand is made under either Bank Guarantee; or

10.1.24	Termination or variation of Contracts: any Contract (except the Eniwetok Contract) is terminated or rescinded for any reason whatsoever or any Contract (except the Eniwetok Contract) is frustrated or any Contract (except the Eniwetok Contract) is varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment or this Agreement; or

10.1.25	Termination of Refund Guarantees: any Refund Guarantee is repudiated, cancelled, rescinded or otherwise revoked or terminated (other than by the return of such Refund Guarantee by the relevant Borrower to the relevant Builders and/or the Refund Guarantor on or following the Delivery of the Ship relevant to such Refund Guarantee); or

10.1.26	Non-Delivery of Ship: any Ship (except the Eniwetok Ship) is not delivered to, and accepted by, the relevant Borrower under the relevant Contract by 31 December 2010; or

10.1.27	Bank Guarantee in force: the Bank believes, in its absolute discretion, that the Bank Guarantees have not expired and the Outstanding Amount in respect of each Bank Guarantee has not been reduced to zero (0), in each case, by 31 December 2010; or

10.1.28	Cash Collateral Account: moneys are withdrawn from the Cash Collateral Account other than in accordance with clause 14 or the Account Pledge; or

10.1.29	Payments under Refund Guarantees: any claim made under any Refund Guarantee is not paid by the Refund Guarantor at the time specified by, and in accordance with, the terms of the relevant Refund Guarantee, after receipt by the Refund Guarantor of the relevant written demand thereunder; or

10.1.30	Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (a) the ability of any Security Party to perform all or any of their respective obligations under or otherwise to comply with the terms of any of the Security Documents or (b) the security created by any of the Security Documents.

10.2	Acceleration

The Bank may, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrowers:

10.2.1	declare that the obligation of the Bank to make the Commitment available and to issue the Bank Guarantees shall be terminated, whereupon the Commitment and the Facility Commitment shall be reduced to zero and such obligations of the Bank shall be terminated forthwith; and/or

10.2.2	declare that the Loan and all interest, commitment commission and guarantee commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable; and/or

10.2.3	draw down any Advance or Advances and transfer the proceeds thereof immediately to the Cash Collateral Account (and the Borrowers hereby irrevocably and unconditionally authorise and direct the Bank to effect such transfer); and/or

10.2.4	require the Borrowers to pay to the Bank for credit to the Cash Collateral Account forthwith and/or at any other time specified by the Bank, such amount in Dollars which, as at the date of such notice by the Bank, is in the Bank’s opinion (but in accordance with this Agreement and the other Security Documents) equal to (i) the Outstanding Amount of both Bank Guarantees and (ii) the aggregate amount of any outstanding loans made by the Bank to the Borrowers pursuant to clause 2.5.1 in connection with both Bank Guarantees, less the amount standing to the credit of the Cash Collateral Account at such date, whereupon such amounts shall become due and payable immediately or in accordance with each such notice (it being understood that the Bank shall be entitled to give multiple such notices for further payment of moneys by the Borrowers to the Cash Collateral Account, at any time and from time to time following an Event of Default, notwithstanding that the Borrowers may have complied with one or more earlier notices).

10.3	Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest, commitment commission and guarantee commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand indemnify the Bank, without prejudice to any of the Bank’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment by the Borrowers of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3	any prepayment of the Loan or part thereof being made under clauses 4.2, 4.3 or 12.1 or any other repayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid;

11.1.4	any Advance not being made for any reason (excluding any default by the Bank) after the Drawdown Notice for that Advance has been given; or

11.1.5	the issuance of either Bank Guarantee and/or the performance of the Bank’s obligations thereunder,

including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or any part thereof or any loan outstanding under clause 2.5.1 or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof or any loan outstanding under clause 2.5.1.

11.2	Currency indemnity

If any sum due from the Borrowers or any of them under any of the Security Documents or any order or judgement given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgement into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. Any amount due from the Borrowers or any of them under this clause 11.2 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Central Bank or European Central Bank reserve requirements indemnity

The Borrowers shall on demand promptly indemnify the Bank against any cost incurred or loss suffered by the Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to the Bank’s Commitment or the Facility Commitment, the Loan or any loans outstanding under clause 2.5.1 or the Bank Guarantees or deposits obtained by it to fund or maintain the whole or part of the Loan or any loans outstanding under clause 2.5.1 and such cost or loss is not recoverable by the Bank under clause 12.2.

11.4	Waiver

In no event shall the Bank or any of its Related Companies or any of their respective officers or directors be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

11.5	General indemnity

The Borrowers jointly and severally hereby indemnify and agree to hold harmless the Bank and each of its respective Related Companies and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, legal and other expenses (altogether the “Losses”), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to the Security Documents or any of them (or the transactions contemplated hereby or thereby) or any use made or proposed to be made with the proceeds of the Loan. This indemnity shall apply whether or not such claims, investigation, litigation or proceeding is brought by the Borrowers or any of them, any other Security Party, any Relevant Party, any of their respective shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent that such Losses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or wilful misconduct.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to make any Advance or to maintain the Commitment or fund the Loan or any loan outstanding under clause 2.5.1 or any part thereof, or to issue either Bank Guarantee or maintain the Facility Commitment, the Bank shall promptly give notice to the Borrowers whereupon (a) each of the Commitment and the Facility Commitment shall be reduced to zero, (b) the obligation of the Bank to issue either Bank Guarantee and to make available any Advance shall be terminated and (c) the Borrowers shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement, (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1	subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Commitment or the Facility Commitment available or maintaining or funding all or part of the Loan or any loan outstanding under clause 2.5.1 or maintaining the Bank Guarantees; and/or

12.2.3	reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

12.2.4	reduce the Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank’s obligations under any of the Security Documents; and/or

12.2.5	require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

12.2.6	require the Bank to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or the Facility Commitment or the Loan or any loan outstanding under clause 2.5.1 or the Outstandings from its capital for regulatory purposes, then and in each such case:

(a)	the Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)	the Borrowers shall on demand pay to the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Bank regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2, “holding company” means the company or entity (if any) within the consolidated supervision of which the Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security and set-off

13.1	Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied by the Bank in the following manner:

13.1.1	first in or toward payment of all unpaid fees, expenses, commitment commission and guarantee commission which may be owing to the Bank under any of the Security Documents;

13.1.2	secondly in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof or any loan outstanding under clause 2.5.1;

13.1.3	thirdly in or towards repayment of the Loan and any loan outstanding under clause 2.5.1 (whether the same is due and payable or not);

13.1.4	fourthly in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.5	fifthly in or towards payment to the Cash Collateral Account of any moneys payable thereto in accordance with clause 10.2.4;

13.1.6	sixthly in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and

13.1.7	seventhly the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

13.2.1	The Borrowers authorise the Bank (without prejudice to any of the Bank’s rights at law, in equity or otherwise), at any time and without prior notice to the Borrowers, to apply any credit balance to which the Borrowers or any of them are then entitled standing upon any account of the Borrowers or any of them with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrowers to the Bank under any of the Security Documents. For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2	The Bank shall not be obliged to exercise any right given to it by this clause 13.2. The Bank shall notify the Borrowers forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.3	Further assurance

The Borrowers jointly and severally undertake with the Bank that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4	Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers’ Security Documents, the provisions of this Agreement shall prevail.

14	Cash Collateral Account

14.1	General

The Borrowers jointly and severally undertake with the Bank that they will, on or before the first Bank Guarantee Issue Date, open the Cash Collateral Account.

14.2	Withdrawals

14.2.1	Unless the Bank otherwise agrees in writing, the Borrowers shall not be entitled to withdraw any moneys from the Cash Collateral Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents whether actually or contingently, save that the Borrowers may withdraw moneys from the Cash Collateral Account for the purposes of transferring to the Bank (and each Borrower hereby irrevocably and unconditionally authorises the Bank to effect each such transfer) forthwith following a demand made under either Bank Guarantee, such amounts as the Borrowers are liable to pay to the Bank under clause 2.5.1 in respect of such demand. The Bank shall apply such moneys forthwith on receipt thereof in or towards discharge (in whole or, as the case may be, part) of such liability of the Borrowers or, in the Bank’s absolute discretion, in direct payment to the Builders of any amount which the Builders have demanded under that Bank Guarantee.

14.2.2	Each Borrower hereby irrevocably and unconditionally authorises and directs the Bank to apply such funds in the manner and at the time referred to in clause 14.2.1.

14.3	Interest

Amounts standing to the credit of the Cash Collateral Account shall bear interest at the rate (unless otherwise agreed between the Bank and the Borrowers) which is certified by the Bank to the Borrowers to be the rate quoted by the Bank to its customers for deposits in Dollars for such period as the Bank may determine and in an amount comparable with the amount for the time being standing to the credit of the Cash Collateral Account (such interest to be credited to the Cash Collateral Account and to accrue and be calculated in such manner as agreed from time to time between the relevant Borrower and the Bank).

14.4	Set-off

Without in any way affecting the rights of the Bank under clause 13.2, upon the occurrence of a Default which is continuing or at any time thereafter the Bank shall be entitled to set-off and apply all sums standing to the credit of the Cash Collateral Account and accrued interest (if any) thereon without prior notice to the Borrowers in the manner specified in clause 13.1.

14.5	Deductions

The Bank shall be entitled (but not obliged), at any time, to deduct from the balance for the time being standing to the credit of the Cash Collateral Account all other moneys which may fall due to be paid to the Bank under the terms of this Agreement and the other Security Documents or otherwise howsoever in connection with the Loan.

14.6	Continuing security

The Bank shall not be obliged to exercise its rights under clauses 14.4 or 14.5 (but shall be entitled to do so as and when specified therein). Any moneys standing to the credit of the Cash Collateral Account from time to time shall constitute continuing security for the payment of all moneys and obligations, actual or contingent, of the Borrowers under this Agreement.

14.7	Pledging of Cash Collateral Account

The Cash Collateral Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledge.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrowers and their respective successors.

15.2	No assignment by Borrowers

The Borrowers may not assign or transfer any of their respective rights or obligations under this Agreement.

15.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other bank or financial institution (an “Assignee”) following prior consultation with the Borrowers, unless the Assignee shall be a Related Company of the Bank (in which case no such consultation shall be required).

15.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a “Transferee”):

(a)	following prior consultation with the Borrowers, unless the Transferee shall be a Related Company of the Bank (in which case no such consultation shall be required); and

(b)	if the Transferee, by delivery of such undertaking or other document as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank’s obligations under this Agreement.

15.5	Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clauses 15.3 or 15.4, respectively, the Borrowers jointly and severally undertake, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank’s interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

15.6	Lending office

The Bank shall lend through its office at the address specified in the definition of “Bank” in clause 1.2 or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement. If the office through which the Bank is lending is changed pursuant to this clause 15.6, the Bank shall notify the Borrowers promptly of such change.

15.7	Disclosure of information

The Bank may, following prior consultation with the Borrowers, disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrowers as the Bank shall consider appropriate.

16	Notices and other matters

16.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

16.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or five (5) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.1.3	be sent:

(a)	if to the Borrowers or any of them at:

c/o Diana Shipping Services S.A.

Pendelis 16

175 64 Palaio Faliro

Athens

Greece

Fax no:      +30 210 947 0101

Attention:  Mr Andreas Michalopoulos

(b)	if to the Bank at:

Fortis Bank

166 Syngrou Ave.

Athens 176 71

Greece

Fax No:      +30 210 954 4368

Attention:  Mr George Arcadis

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

16.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

16.4	Borrowers’ obligations

16.4.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each Borrower agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrowers which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrowers, whether or not the deficiency is known to the Bank.

16.4.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Bank may also continue to treat it as such, whether or not the Bank is or becomes aware that such Borrower is or has become a surety for the other Borrowers.

16.4.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of such Borrower which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against a Borrower on any ground whatsoever, whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of a Borrower (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

16.4.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)	the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable;

(b)	the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, either Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.

16.4.5	Recourse to other security

The Bank shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against a Borrower or any other person liable and no action taken or omitted by the Bank in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.

16.4.6	Waiver of Borrowers’ rights

Each Borrower agrees with the Bank that, from the date of this Agreement and so long as any moneys are owing under the any of the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrowers or any other person liable under the Security Documents;

(b)	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)	take any steps to enforce any right against the other Borrowers or any other person liable in respect of any such moneys; or

(d)	claim any set-off or counterclaim against the other Borrowers or any other person liable or claiming or proving in competition with the Bank in the liquidation of the other Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers or any other person liable or any other Security Document now or hereafter held by the Bank for any monies owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Bank shall deem appropriate.

17	Governing law and jurisdiction

17.1	Law

This Agreement and any non-contractuaI obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

17.2	Submission to jurisdiction

Each Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against the Borrowers or any of them or any of their assets may be brought in the English courts. Each Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Nicolaou & Co. Chartered Accountants (attention Mr Antonis Nicolaou) at present of 25 Heath Drive, Potters Bar, Herts, EN6 1 EN, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

17.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Form of Drawdown Notice and Bank Guarantee Issue Request

Part A

Form of Drawdown Notice

(referred to in clause 2.2)

To:	Fortis Bank

166 Syngrou Ave.

Athens 176 71 Greece

[—] 200[—]

US$60,200,000 Loan Facility and US$36,451,100 Guarantee Facility

Facility Agreement dated 6 November 2006 as amended and restated by a Supplemental Agreement dated [—] 2009 (together the “Facility Agreement”)

We refer to the Facility Agreement and hereby give you notice that we wish to draw down the [Bikini] [Eniwetok] [Gala] [First] [Second] [Third] [Fourth] Advance, namely [—] Dollars ($[—]) on [—] 200[— ] and select a first Interest Period in respect thereof [of [—] months] [ending on [—]]. The funds should be credited to [—].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)	the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Facility Agreement and (ii) clause 4 of the Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)	the borrowing to be effected by the drawdown of the said Advance[s] will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)	there has been no material adverse change:

(i)	in the business, assets, operations, prospects or the financial position of the Corporate Guarantor, the Borrowers or the Group as a whole, from that described by the Borrowers or any other Security Party to the Bank in the negotiation of this Agreement or the Supplemental Agreement; or

(ii)	in the business, assets, operations, prospects or the financial position of the Corporate Guarantor or the Group as a whole from that set forth in the semi-annual consolidated financial statements of the Corporate Guarantor and its Subsidiaries for the financial half-year ended 30 June 2006; or

(iii)	in the ability of any of the Borrowers, the Corporate Guarantor or any other Security Party to comply with any of their respective obligations under the Security Documents or any of them; or

(iv)	in the legality, validity or enforceability of any of the Security Documents or any of the rights or remedies of the Bank thereunder.

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of
BIKINI SHIPPING COMPANY INC.

For and on behalf of
ENIWETOK SHIPPING COMPANY INC.

For and on behalf of
GALA PROPERTIES INC.

Part B

Form of Bank Guarantee Issue Request

(referred to in clause 2.2)

To:	Fortis Bank 166

Syngrou Ave.

Athens 176 71

Greece

[—] 200[—]

US$60,200,000 Loan Facility and US$36,451,000 Guarantee Facility Agreement dated 6 November 2006 as amended and restated by a Supplemental Agreement dated [—] 2009 (together the “Facility Agreement”)

We refer to the Facility Agreement and hereby request that the Bank issues the [Bikini] [Eniwetok] Bank Guarantee in favour of the relevant Builders on [—] 200[—] to the following bank (being the relevant Builders’ bank):

[provide Builders’ bank details and SWIFT address]

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)	the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Facility Agreement and (ii) clause 4 of the Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date; and

(c)	there has been no material adverse change:

(i)	in the business, assets, operations, prospects or the financial position of the Corporate Guarantor, the Borrowers or the Group as a whole, from that described by the Borrowers or any other Security Party to the Bank in the negotiation of this Agreement or the Supplemental Agreement; or

(ii)	in the business, assets, operations, prospects or the financial position of the Corporate Guarantor or the Group as a whole from that set forth in the semi-annual consolidated financial statements of the Corporate Guarantor and its Subsidiaries for the financial half-year ended 30 June 2006; or

(iii)	in the ability of any of the Borrowers, the Corporate Guarantor or any other Security Party to comply with any of their respective obligations under the Security Documents or any of them; or

(iv)	in the legality, validity or enforceability of any of the Security Documents or any of the rights or remedies of the Bank thereunder.

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of
BIKINI SHIPPING COMPANY INC.

For and on behalf of
ENIWETOK SHIPPING COMPANY INC.

For and on behalf of
GALA PROPERTIES INC.

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 9.1)

Part 1

Commitment and Facility Commitment

1	Constitutional documents

Copies, certified by an officer of each Security Party (other than the Builders and the Refund Guarantor) as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors and stockholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, a party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified by an officer of such Security Party as:

2.1	being true and correct;

2.2	being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party each duly convened and held;

2.3	not having been amended, modified or revoked; and

2.4	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party (other than the Builders and the Refund Guarantor) to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified by an officer of such Security Party as being the true signatures of such persons;

4	Certificate of incumbency

a list of directors and officers of each Security Party (other than the Builders and the Refund Guarantor) specifying the names and positions of such persons, certified by an officer of such Security Party to be true, complete and up to date;

5	Borrowers’ consents and approvals

a certificate from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the transactions contemplated by this Agreement or the execution, delivery and performance of the Borrowers’ Security Documents;

6	Other consents and approvals

a certificate from an officer of each Security Party (other than the Borrowers, the Builders and the Refund Guarantor) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the obligations of the Borrowers pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Chinese opinion

an opinion of Zhong Lun Law Firm, special legal advisers on matters of Chinese law to the Bank;

8	Marshall Islands opinion

an opinion of Cozen O’Connor, special legal advisers on matters of Marshall Islands law to the Bank;

9	Cash Collateral Account

evidence that the Cash Collateral Account has been opened together with duly completed mandate forms in respect thereof;

10	Security Documents

10.1	the Corporate Guarantee, the Pre-delivery Security Assignments and the Account Pledge, each duly executed (together with all other documents to be executed and/or delivered to the Bank pursuant thereto); and

10.2	the Contract Assignment Consent and Acknowledgements and the Refund Guarantee Assignment Consent and Acknowledgments, each duly executed by the Borrowers;

11	Borrowers’ process agent

a letter from each Borrower’s agent for receipt of service of proceedings referred to in clause 17.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as such Borrower’s agent;

12	Security Parties’ process agent

a letter from each Security Party’s agent (other than the Borrowers, the Builders and the Refund Guarantor) for receipt of service of proceedings accepting its appointment under each of the Security Documents in which it is to be appointed as such Security Party’s agent;

13	Underlying Documents

a copy, certified as a true and complete copy by an officer of the relevant Borrowers of each of the Contracts and the original of each of the Refund Guarantees; and

14	Fees and commissions

evidence that any fees and any commissions due under clause 5.1 have been paid in full.

Part 2

First Advances

1	Past conditions precedent

(a)	Evidence that the conditions precedent referred to in Part 1 of this schedule remain satisfied and that the Borrowers are in compliance with clause 8.1.11; and

(b)	only in relation to the First Gala Advance:

(i)	evidence that the conditions precedent referred to in the schedule 1 of the Supplemental Agreement have been fulfilled; and

(ii)	evidence that prepayment of all outstanding Eniwetok Advances has been made and that the other conditions referred to in clause 2.3.17 are met and that such clause is complied with in full;

2	No claim

if required by the Bank, evidence satisfactory to the Bank that the relevant Builders (and any other party who may have a claim pursuant to any Contract) have no claims against the relevant Borrower and that there have been no breaches of the terms of any Contract or any Refund Guarantee or any default thereunder;

3	No variations to Contracts or Refund Guarantees

if required by the Bank, evidence that there have been no amendments or variations agreed to any Contract or any Refund Guarantee and that no action has been taken by the Builders or the Refund Guarantor which might in any way render any Contract or any Refund Guarantee inoperative or unenforceable, in whole or in part;

4	No Encumbrance

if required by the Bank, evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to any Contract or any Refund Guarantee (other than Permitted Encumbrances);

5	Invoice and receipt

an invoice from the relevant Builders demanding the payment of the “1st Instalment” of the Contract Price payable under the Contract relevant to the First Advance be drawn down (payable under Article II 3(a) thereof) and a receipt from the relevant Builders evidencing payment of such instalment in full;

6	Fees and commissions

evidence that any fees and commissions payable from the Borrowers to the Bank under clause 5.1 or any other provision of the Security Documents have been paid in full; and

7	Further conditions

any such other opinion or further condition as may be required by the Bank.

Part 3

Second Advances

1	Previous conditions precedent

Evidence that the conditions precedent referred to in Part 1 and Part 2 of this schedule remain satisfied and that the Borrowers are in compliance with clause 8.1.11.

2	No claim

if required by the Bank, evidence satisfactory to the Bank that the relevant Builders (and any other party who may have a claim pursuant to any Contract) have no claims against the relevant Borrower and that there have been no breaches of the terms of any Contract or any Refund Guarantee or any default thereunder;

3	No variations to Contracts or Refund Guarantees

if required by the Bank, evidence that there have been no amendments or variations agreed to any Contract or any Refund Guarantee and that no action has been taken by the relevant Builders or the Refund Guarantor which might in any way render any Contract or any Refund Guarantee inoperative or unenforceable, in whole or in part;

4	No Encumbrance

if required by the Bank, evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to any Contract or any Refund Guarantee (other than Permitted Encumbrances);

5	Invoice and receipt

(a)	in respect of each of the Second Bikini Advance and the Second Eniwetok Advance, an invoice from the Builders demanding the payment of the “2nd Instalment” of the Contract Price payable under the Contract relevant to the Second Advance to be drawn down (payable under Article II 3(b) thereof) and a receipt from the Builders evidencing payment of such instalment in full; and

(b)

in respect of the Second Gala Advance, an invoice from the relevant Builders demanding the payment of the “1st Instalment” of the Gala Contract Price payable under Article II 3 (a) of the Gala Contract and a receipt from the Builders evidencing payment of such instalment in full;

6	Fees and commissions

evidence that any fees and commissions payable from the Borrowers to the Bank under clause 5.1 or any other provision of the Security Documents have been paid in full;

7	Confirmation of completion of stage of construction

evidence from the Classification Society that the steel plate of the Ship relevant to the Second Advance to be drawn down has been cut in the relevant Builders’ workshop to its satisfaction; and

8	Further conditions

any such other opinion or further condition as may be required by the Bank.

Part 4

Third Advances

1	Previous conditions precedent

Evidence that the conditions precedent referred to in Part 1, Part 2 and Part 3 of this schedule remain satisfied and that the Borrowers are in compliance with clause 8.1.11;

2	No claim

if required by the Bank, evidence satisfactory to the Bank that the relevant Builders (and any other party who may have a claim pursuant to any Contract) have no claims against the relevant Borrower and that there have been no breaches of the terms of any Contract or any Refund Guarantee or any default thereunder;

3	No variations to Contracts or Refund Guarantees

if required by the Bank, evidence that there have been no amendments or variations agreed to any Contract or any Refund Guarantee and that no action has been taken by the relevant Builders or the Refund Guarantor which might in any way render any Contract or any Refund Guarantee inoperative or unenforceable, in whole or in part;

4	No Encumbrance

if required by the Bank, evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to any Contract or any Refund Guarantee (other than Permitted Encumbrances);

5	Invoice and receipt

(a)	in respect of each of the Third Bikini Advance and the Third Eniwetok Advance, an invoice from the relevant Builders demanding the payment of the “3rd Instalment” of the Contract Price payable under the Contract relevant to the Third Advance to be drawn down (payable under Article 3(c) thereof) and a receipt from the relevant Builders evidencing payment of such instalment in full; and

(b)

in respect of the Third Gala Advance, an invoice from the relevant Builders demanding the payment of the “1st Instalment” of the Gala Contract Price payable under Article II 3 (a) of the Gala Contract and a receipt from the Builders evidencing payment of such instalment in full;

6	Fees and commissions

evidence that any fees and commissions payable from the Borrowers to the Bank under clause 5.1 or any other provision of the Security Documents have been paid in full;

7	Confirmation of completion of stage of construction

evidence from the Classification Society that the keel-laying of the Ship relevant to such Third Advance to be drawn down has been completed to its satisfaction; and

8	Further conditions

any such other opinion or further condition as may be required by the Bank.

Part 5

Fourth Advances

1	Previous conditions precedent

Evidence that the conditions precedent referred to in Part 1, Part 2, Part 3 and Part 4 of this schedule remain satisfied and that the Borrowers are in compliance with clause 8.1.11;

2	No claim

if required by the Bank, evidence satisfactory to the Bank that the relevant Builders (and any other party who may have a claim pursuant to any Contract) have no claims against the relevant Borrower and that there have been no breaches of the terms of any Contract or any Refund Guarantee or any default thereunder;

3	No variations to Contracts or Refund Guarantees

if required by the Bank, evidence that there have been no amendments or variations agreed to any Contract or any Refund Guarantee and that no action has been taken by the relevant Builders or the Refund Guarantor which might in any way render any Contract or any Refund Guarantee inoperative or unenforceable, in whole or in part;

4	No Encumbrance

if required by the Bank, evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to any Contract or any Refund Guarantee (other than Permitted Encumbrances);

5	Invoice and receipt

(a)	in respect of each of the Fourth Bikini Advance and the Fourth Eniwetok Advance an invoice from the relevant Builders demanding the payment of the “4th Instalment” of the Contract Price payable under the Contract relevant to the Fourth Advance to be drawn down (payable under Article II 3(d) thereof) and a receipt from the relevant Builders evidencing payment of such instalment in full; and

(b)

in respect of the Fourth Gala Advance, an invoice from the relevant Builders demanding the payment of the “1st Instalment” of the Gala Contract Price payable under Article II 3 (a) of the Gala Contract and a receipt from the Builders evidencing payment of such instalment in full;

6	Fees and commissions

evidence that any fees and commissions payable from the Borrowers to the Bank under clause 5.1 or any other provision of the Security Documents have been paid in full;

7	Confirmation of completion of stage of construction

only in relation to each of the Fourth Bikini Advance and the Fourth Eniwetok Advance, evidence from the Classification Society that the launching of the Ship relevant to the Fourth Advance to be drawn down has been completed to its satisfaction; and

8	Further conditions

any such other opinion or further condition as may be required by the Bank.

Schedule 3

Form of New Pre-delivery Security Assignment

12

Private & Confidential

Dated 30 April 2009

GALA PROPERTIES INC.	(1)

and

FORTIS BANK	(2)

PRE-DELIVERY SECURITY ASSIGNMENT

in respect of Hull No. H1138 currently under construction at

Shanghai Jiangnan-Changxing Shipbuilding Co., Ltd.

Contents

Clause		Page
1	Definitions	1

2	Assignment	3

3	Undertakings	4

4	Continuing security and other matters	6

5	Powers of the Bank	7

6	Application of moneys	8

7	Remedies cumulative and other provisions	9

8	Costs and indemnity	9

9	Attorney	10

10	Further assurance	10

11	Assignment	10

12	Notices	11

13	Law and jurisdiction	11

Schedule 1 Form of notice of assignment of Contract and acknowledgement		12

Schedule 2 Form of notice of assignment of Refund Guarantee and acknowledgement		16

THIS DEED OF ASSIGNMENT is made the 30 day of April 2009 BETWEEN:

(1)	GALA PROPERTIES INC., a corporation incorporated in the Republic of Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Buyer”); and

(2)	FORTIS BANK, a company whose registered office is at Montagne du Pare 3, 1000 Brussels, Belgium, acting for the purposes of this Agreement through its branch at 166 Syngrou Avenue, 176 71 Athens, Greece (the “Bank”).

WHEREAS:

(A)	the shipbuilding contract, as amended by an addendum No. 1 thereto, each dated 30 March 2006 and made between the Buyer and China Shipbuilding Trading Company, Limited (“CSTC”) and Shanghai Waigaoqiao Shipbuilding Co., Ltd., as novated in favour of CSTC, Shanghai Jiangnan - Changxing Shipbuilding Co., Ltd. (“SJS” and, together with CSTC, collectively referred to as the “Builders” and each a “Builder”) and the Buyer by a novation agreement dated 24 July 2008, as further amended by an addendum No. 2 dated as of 3 April 2009 and as may be further amended from time to time (together the “Contract”), in relation to the construction and sale by the Builders, and the purchase by the Buyer, of a 177,000 dwt steel-hulled, single-screw, diesel-driven bulk carrier to be known during construction as Hull No. H1138 (the “Ship”);

(B)	by a facility agreement dated 6 November 2006 (the “Principal Agreement”) as amended and restated by a supplemental agreement dated 30 April 2009 (the “Supplemental Agreement” and, together with the Principal Agreement, the “Agreement”) made between (inter alios) (1) the Buyer and Bikini Shipping Company Inc. as joint and several borrowers (therein and herein referred to as the “Borrowers”) and (2) the Bank, the Bank agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a loan facility of up to Sixty million two hundred thousand Dollars ($60,200,000) and a guarantee facility of up to Thirty six million four hundred and fifty one thousand one hundred Dollars ($36,451,100); and

(C)	this Deed is the Gala Pre-delivery Security Assignment referred to in the Agreement and is supplemental to the Agreement.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Agreement shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

“Agreement” means the facility agreement referred to in recital (B) hereto;

“Assigned Documents” means:

(a)	the Contract; and

(b)	each Refund Guarantee;

“Assigned Property” means all of the Buyer’s rights, title, interest and all its benefits present and future in and under the Assigned Documents and in all moneys payable by the Builders or either of them or the Refund Guarantor to the Buyer thereunder including, without prejudice to

1

the generality of the foregoing, all claims for damages in respect of any breach by the Builders or either of them of the Contract or by the Refund Guarantor of any Refund Guarantee and all the rights of the Buyer to take delivery of and title to the Ship under the Contract;

“Bank” includes the successors in title and the Assignees and/or Transferees of the Bank;

“Builders” includes the respective successors in title of the Builders;

“Buyer” includes the successors in title of the Buyer;

“Contract” means the shipbuilding contract referred to in recital (A) hereto;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Bank) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees, insurance premiums, commission in connection with any assignment of the Assigned Property or the sale of the Ship, costs of supervision of construction of the Ship and costs of safeguarding, maintaining and insuring the Ship in the event of her sale after delivery under the Contract) suffered, incurred or paid by the Bank in connection with the exercise of the powers referred to in or granted by the Agreement or this Deed or any of the other Security Documents or otherwise payable by the Buyer in accordance with clause 8; and

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Bank until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Agreement (as conclusively certified by the Bank);

“Outstanding Indebtedness” means the Loan, interest accrued and accruing thereon and all other sums actually or contingently owing to the Bank under the Agreement, the Expenses and all other sums payable by the Borrowers or either of them to the Bank under or pursuant to the terms of this Deed or any of the other Security Documents;

“Refund Guarantees” means, together, the letter of guarantee no. LG100800151 dated 30 June 2008 issued by the Refund Guarantor in favour of the Buyer, as amended by a confirmation letter dated 19 November 2008 and by a supplemental letter issued or to be issued pursuant to the Master Agreement (as defined in the Supplemental Agreement), in respect of certain of the Builders’ obligations under the Contract and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations, including pursuant to any agreement supplemental to the Contract, any extensions, renewals or replacements thereto or thereof and “Refund Guarantee” means any of them;

“Refund Guarantor” means Export-Import Bank of China, Head Office of Winland International Finance Centre, No. 7 Financial Street, Xicheng District, Beijing 100034, People’s Republic of China and includes its successors in title or such other bank as the Bank shall approve in its sole discretion; and

“Security Period” means the period commencing on the date of this Deed and terminating upon the later of (a) discharge of the security created by the Security Documents and payment of all moneys payable thereunder, whether actually or contingently, and (b) the latest Bank Guarantee Expiry Date.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

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1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Deed as if set out herein.

1.5	Conflict with Agreement

This Deed shall be read together with the Agreement but in case of any conflict between this Deed and the Agreement, the provisions of the Agreement shall prevail.

2	Assignment

2.1	Assignment

By way of security for payment of the Outstanding Indebtedness, the Buyer with full title guarantee hereby assigns and agrees to assign to the Bank the Assigned Property provided however that:

2.1.1	all moneys payable to the Buyer comprised in the Assigned Property (other than moneys described in clauses 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5 or 6.1.6 which shall in all circumstances be payable to the Bank) shall be payable to such account of the Buyer as the Bank shall from time to time agree in writing, and shall be at the disposal of the Buyer until such time as a Default shall occur and the Bank shall direct to the contrary whereupon the Buyer shall forthwith, and the Bank may at any time thereafter, instruct the persons from whom such moneys are then payable to pay the same to the Bank or as it may direct and any such moneys then in the hands of the Buyer’s agents shall be deemed to have been received by them for the use and on behalf of the Bank,

2.1.2	unless and until a Default shall occur and the Bank shall have given notice to the Buyer that the Bank intends to enforce its rights under this Deed, the Buyer shall be entitled to exercise all its rights under the Assigned Documents (subject as provided in this Deed) in all respects as if the foregoing assignment had not been made;

2.1.3	the Bank shall be under no obligation to implement any of the Assigned Documents unless the Bank sees fit to do so;

2.1.4	if the Bank sees fit to implement any of the Assigned Documents and if the Bank makes any payments in respect of or relating to the Contract (including any payments made by the Bank in addition to any such amount or amounts as the Bank is obliged to pay pursuant to the terms of the Agreement) all moneys so expended by the Bank for the purpose aforesaid shall on demand be repaid by the Buyer to the Bank together with interest thereon (as well after as before judgment) at the rate referred to in clause 3.4 of the Agreement from the time of such expenditure until payment (such interest to accrue due from day to day and to be calculated on the basis of actual days elapsed and a year of three hundred and sixty (360) days) and until so repaid shall be charged on the property hereby assigned; and

2.1.5	upon payment and discharge in full to the satisfaction of the Bank of the Outstanding Indebtedness, the Bank shall, at the request and cost of the Buyer, re-assign the Assigned Property to the Buyer or as it may direct.

2.2	Notice of assignment

The Buyer hereby covenants and undertakes with the Bank:

2.2.1	forthwith after execution and delivery of this Deed, to give written notice to the Builders and the Refund Guarantor in the form, or substantially the form, of the notices set out in schedule 1 and schedule 2 respectively; and

2.2.2	in respect of each refund guarantee issued after the date of this Deed and falling within the definition of “Refund Guarantees” in clause 1.2, forthwith after its issuance to give written notice to the Refund Guarantor in the form, or substantially the form, of the notice set out in schedule 2,

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and, in each such case, will procure that each of the Builders and the Refund Guarantor, respectively, signs and delivers to the Bank the form of acknowledgement attached to such notice not later than thirty (30) days thereafter.

3	Undertakings

3.1	Positive undertakings

The Buyer hereby undertakes and agrees with the Bank that throughout the Security Period it will:

3.1.1	Document of title to the Ship

give irrevocable instructions to the Builders to hold the Ship and the builder’s certificate and any other document of title to the Ship to the order and at the disposal of the Bank and ensure that the Builders comply with such instructions;

3.1.2	Performance of Contract

duly and punctually observe and perform all the conditions and obligations imposed on it by the Contract;

3.1.3	Performance by Builders

ensure that the Builders observe and perform all conditions and obligations imposed on them by the Contract and take all steps within its power to ensure that the Builders proceed with the construction of the Ship with due diligence and despatch;

3.1.4	Progress of construction and technical surveys

(a)	upon the request of the Bank, advise the Bank of the progress of construction of the Ship and supply the Bank with such other information as the Bank may require and the Buyer may have regarding the Ship and the materials allocated or appropriated to the Ship (including but without limitation any progress report received by the Buyer pursuant to the Contract), the Assigned Documents, the Assigned Property or otherwise relating to the construction of the Ship; and

(b)	upon the Bank’s request, permit the inspection of the Ship and the progress of construction thereof by representatives of the Bank (whether technical surveyors or otherwise) but at reasonable intervals at the cost and expense of the Owner and permit to such representatives, or procure that they are permitted, access on board the Ship and/or at the premises of the Builders where construction is taking place and at the premises and books and records of the persons supervising the construction of the Ship on behalf of the Buyer (whether at the construction site or otherwise);

3.1.5	Arbitration under Contract

in the event that the Builders or either of them and/or the Buyer resorts to arbitration as provided in Article XIII of the Contract, immediately notify the Bank in writing that such arbitration has been initiated, advise the Bank in writing of the identity of the appointed arbitrators and upon termination of the arbitration notify the Bank in writing to that effect and supply the Bank with a copy of the arbitration award and, if not English, a certified English translation thereof;

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3.1.6	Enforcement of Buyer’s rights

do or permit to be done each and every act or thing which the Bank may from time to time require to be done for the purpose of enforcing the Buyer’s rights under or pursuant to the Assigned Documents and allow the name of the Buyer to be used as and when required by the Bank for that purpose;

3.1.7	Notification of rejection of Ship etc.

notify the Bank immediately if the Builders or either of them or the Refund Guarantor or (with the prior written consent of the Bank given pursuant to clause 3.2) the Buyer cancels, rescinds, repudiates or otherwise terminates any of the Assigned Documents or purports to do so or (with the prior written consent of the Bank given pursuant to clause 3.2) rejects the Ship or if the Ship shall become a Total Loss or partial loss or shall be otherwise damaged; and

3.1.8	Further Refund Guarantees

(a)	provide to the Bank a copy, certified as a true and complete copy by an officer of the Buyer, of any further Refund Guarantee issued by the Refund Guarantor (other than those Refund Guarantees in existence on the date of this Deed) immediately following the issuance of such Refund Guarantee; and

(b)	provide to the Bank within twenty (20) days following the issuance of any such further Refund Guarantee provided to the Bank pursuant to paragraph (a) above, evidence in form and substance acceptable to the Bank in its sole discretion that such Refund Guarantee has been duly registered with SAFE.

3.2	Negative undertakings

The Buyer hereby further undertakes and agrees with the Bank that throughout the Security Period it will not without the previous consent in writing of the Bank (and then only subject to such conditions as the Bank may impose):

3.2.1	Disposals

sell, assign or otherwise dispose of or create or grant or permit to subsist any Encumbrance over, of or relating to, any of the Assigned Property other than this Deed;

3.2.2	Sale

sell or agree to sell the Ship or any share or interest therein;

3.2.3	Creation of Encumbrances

create or agree to create or permit to subsist any Encumbrance over the Ship (or any share or interest therein) other than Encumbrances created or to be created pursuant to this Deed or the Agreement;

3.2.4	Variation of Refund Guarantees; releases and waivers of Refund Guarantees agree to any variation of any Refund Guarantee or release the Refund Guarantor from any of its obligations thereunder or waive any breach of the Refund Guarantor’s obligations thereunder or consent to any such act or omission of the Refund Guarantor as would otherwise constitute such breach;

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3.2.5	Variations of Contract; releases and waivers of Contract

agree to any variation of the Contract or any substantial variation of the specification of the Ship (and for the purpose of this paragraph any extras, additions or alterations which the Buyer may desire to effect in the building of the Ship shall be deemed to constitute a substantial change if the cost thereof (which shall in every case be agreed in writing between the Buyer and the Builders before the work is put in hand irrespective of whether the prior consent thereto of the Bank be required hereunder) or if the aggregate cost of the proposed work together with the cost of any work already ordered, will alter the fixed price of the Ship (namely Sixty million two hundred thousand Dollars ($60,200,000)) by an amount greater than two per cent (2%) of the said fixed price) or release the Builders or either of them from any of their respective obligations under the Contract or waive any breach of the Builders’ obligations thereunder or consent to any such act or omission of the Builders or either of them as would otherwise constitute such breach;

3.2.6	Delays

without prejudice to sub-paragraph 3.2.5, agree to any variation of the Contract or the specification of the Ship which would delay the time for delivery of the Ship; and

3.2.7	Rejection and cancellation

either exercise or fail to exercise any right which the Buyer may have to reject the Ship or cancel or rescind or otherwise terminate the Contract provided always that any such rejection of the Ship or cancellation, rescission or other termination of the Contract by the Buyer after such consent is given shall be without responsibility on the part of the Bank who shall be under no liability whatsoever to the extent that such rejection, rescission, cancellation or termination is thereafter adjudged to constitute a repudiation or other breach of the Contract by the Buyer.

4	Continuing security and other matters

4.1	It is declared and agreed that:

4.1.1	Continuing security

the security created by this Deed shall be held by the Bank as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions in the Security Documents contained, express or implied and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Buyer or any other person who may be liable to the Bank in respect of the Outstanding Indebtedness or any part thereof and the Bank);

4.1.2	Security additional

the security so created shall be in addition to, and shall not in any way prejudice or affect and may be enforced by the Bank without prior recourse to the security created by any of the other Security Documents or by any deposit of documents, or any guarantee, lien, bill, note, mortgage or other security now or hereafter held by the Bank, or any right or remedy of the Bank thereunder and shall not in any way be prejudiced or affected thereby or by the invalidity or unenforceability thereof, or by the Bank releasing, modifying or refraining from perfecting or enforcing any of the same, or granting time or indulgence or compounding with any person liable;

4.1.3	Rights additional

all the rights, remedies and powers vested in the Bank hereunder shall be an addition to, and not a limitation of, any and every other right, power or remedy vested in the Bank under the

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Agreement, this Deed, the other Security Documents or at law and that all the powers so vested in the Bank and/or the Bank may be exercised from time to time and as often as the Bank may deem expedient;

4.1.4	No enquiry

the Bank shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Bank or to which the Bank may at any time be entitled under this Deed; and

4.1.5	No liability

the Buyer shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Bank shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Buyer to perform its obligations in respect thereof.

5	Powers of the Bank

5.1	Protective action

The Bank shall, without prejudice to its other rights, powers and remedies hereunder or under any of the other Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and all Expenses attributable thereto shall be payable by the Buyer on demand.

5.2	Remedy of defaults

Without prejudice to the provisions of clause 5.1 or the generality of the powers and remedies vested in the Bank by virtue of the assignment herein contained, upon the happening of any Event of Default (whether or not the Bank shall have given any notice in accordance with the provisions of clause 10.2 of the Agreement), the Bank shall become forthwith entitled, as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee of the Assigned Property (whether at law, by virtue of this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

5.2.1	to implement the Contract and take delivery and possession of the Ship as the Bank may see fit;

5.2.2	to agree with the Builders to determine the Contract on such terms and conditions as the Bank and the Builders may mutually agree;

5.2.3	to assign all the Assigned Property or to sell the Ship on or after its delivery under the Contract or otherwise and upon such terms (including free of or subject to any charter) as the Bank shall in its absolute discretion determine and with power, where the Bank purchases the Ship and/or takes an assignment of the Assigned Property, to make payment of the price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 6.1;

5.2.4	to undertake the further supervision of the construction of the Ship;

5.2.5	to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising in respect of the Assigned Property or any part thereof and moneys payable to the Buyer or any damages recoverable by the Buyer under the Assigned Documents in connection therewith and to take over or institute (if necessary using the name of the Buyer) all such proceedings in connection therewith as the Bank in its absolute discretion thinks fit;

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5.2.6	to implement any Refund Guarantee and to agree with the Refund Guarantor any compromise of the obligations of the Refund Guarantor or grant any release or discharge of the Refund Guarantor;

5.2.7	following delivery of the Ship to manage, insure, maintain and repair the Ship and to employ, sail or lay up the Ship in such manner and for such period as the Bank, in its absolute discretion, deems expedient, accounting only for net profits arising from any such employment; and

5.2.8	to recover from the Buyer on demand all Expenses incurred or paid by the Bank in connection with the exercise of the powers (or any of them) referred to in this clause 5.2.

5.3	Event of Default

At any time after the happening of any Event of Default (whether or not the Bank shall have given any notice in accordance with the provisions of clause 10.2 of the Agreement), the Bank shall be entitled to exercise its powers of assignment and sale hereunder in such manner and at such times as the Bank in its absolute discretion may determine and the Bank shall not in any circumstances be answerable for any loss occasioned by such sale or resulting from postponement thereof.

5.4	No enquiry by purchaser

Upon any assignment or sale of the Contract and/or the Ship or any share therein or part thereof pursuant to this Deed the purchaser shall not be bound to see or enquire whether the Bank’s power of assignment or sale has arisen and the assignment or sale shall be deemed to be within the power of the Bank and the receipt of the Bank for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

5.5	Bank’s rights

The Buyer covenants and undertakes with the Bank to do or permit to be done each and every act or thing which the Bank may from time to time require to be done for the purpose of enforcing the Bank’s rights under this Deed and to allow its name to be used as and when required by the Bank for that purpose.

6	Application of moneys

6.1	Application

All moneys received by the Bank in respect of:

6.1.1	any payment under any Refund Guarantee;

6.1.2	from the Builders or either of them under the Contract (including sums arising from any arbitration award);

6.1.3	the assignment, sale or other disposal of the Assigned Property or the Ship on enforcement of its rights hereunder;

6.1.4	(if the Ship is delivered to the Bank (or its nominee)) freights and other earnings of the Ship until the sale or loss of the Ship after such delivery;

6.1.5	the determination, cancellation or rescission or other termination of the Contract;

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6.1.6	such collections, recoveries or compromises as are referred to in clause 5.2.5; or

6.1.7	otherwise in respect of the Assigned Property,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be paid over to the Bank for application by the Bank in the manner specified in clause 13.1 of the Agreement.

6.2	Shortfall

In the event that on application in accordance with clause 6.1, the moneys so applied are insufficient to pay in full the whole of the Outstanding Indebtedness, the Bank shall be entitled to collect the shortfall from the Buyer or any other person liable for the time being therefor.

7	Remedies cumulative and other provisions

7.1	No waiver

No failure or delay on the part of the Bank to exercise any right, power or remedy vested in it under the Security Documents or any of them shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Bank to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy. Nor shall the giving by the Bank of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Bank to withold or give consent to the doing of any other similar act. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

7.2	Delegation

The Bank shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed (including the power vested in it by virtue of clause 9) in such manner, upon such terms and to such persons as the Bank in its absolute discretion may think fit.

7.3	Bank as assignee

The Bank shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as assignee of the Assigned Property (whether at law, under this Deed or otherwise).

8	Costs and indemnity

8.1	Costs

The Buyer shall pay to the Bank on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges (together with any value added tax or similar tax payable in respect thereof)) incurred by the Bank in connection with the enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor or in connection with the preparation, completion, execution or registration of this Deed.

8.2	Indemnity

The Buyer hereby agrees and undertakes to indemnify the Bank against all losses, actions, claims, expenses, demands, obligations and liabilities whatsoever and whensoever arising which may now or hereafter be incurred by or threatened or brought against it, or incurred by

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any manager, agent, officer or employee for whose liability, act or omission the Bank may be answerable in respect of, in relation to, or in connection with, anything done or omitted in the exercise of, or purported exercise of, the powers contained in this Deed or the implementation of the Assigned Documents, or in respect of the design, construction, equipment or use or operation of the Ship or otherwise in connection herewith or with any part of the Assigned Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in any of the Security Documents.

9	Attorney

9.1	Power of attorney

By way of security, the Buyer hereby irrevocably appoints the Bank to be its attorney generally for and in the name and on behalf of the Buyer and as the act and deed or otherwise of the Buyer to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things including, without prejudice to the generality of the foregoing, to ask, require, demand (including submitting a demand under any Refund Guarantee), receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Assigned Documents including all amounts already paid by the Buyer to the Builders pursuant to the Contract, to endorse any cheques or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Bank may seem to be necessary or advisable to execute and deliver a bill of sale of the Ship and generally to do any and all such things as the Buyer itself could do in relation to the property hereby assigned which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Buyer ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Bank may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Bank until the happening of any Default.

9.2	Dealings with attorneys

The exercise of such power by or on behalf of the Bank shall not put any person dealing with the Bank upon any enquiry as to whether any Default has happened, nor shall such person be in any way affected by notice that no such event has happened, and the exercise by the Bank of such power shall be conclusive evidence of its or his right to exercise the same.

9.3	Filings

The Buyer hereby irrevocably appoints the Bank to be its attorney in the name and on behalf of the Buyer and as the act and deed or otherwise of the Buyer to agree the form of and to do and execute all deeds, instruments, acts and things to file, record, register or enrol this Deed which the Bank may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence hereof.

10	Further assurance

The Buyer hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Bank may be necessary or desirable for the purpose of more effectually assigning the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

11	Assignment

Subject to clause 5, the provisions of clause 15 of the Agreement shall apply mutatis mutandis in respect of any assignment of rights or transfer of obligations under this Deed and the rights of each of the Buyer and the Bank to effect any assignment of rights or transfer of obligations under this Deed.

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12	Notices

The provisions of clause 16.1 of the Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

13	Law and jurisdiction

13.1	Law

This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.

13.2	Submission to jurisdiction

For the benefit of the Bank, the Buyer irrevocably agrees that any legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed) against the Buyer or any of its assets may be brought in the English courts or in the courts of any other jurisdiction chosen by the Bank, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. The Buyer irrevocably and unconditionally submits to the jurisdiction of such courts, and irrevocably designates, appoints and empowers Nicolaou & Co. Chartered Accountants at present of 25 Heath Drive, Potters Bar, Herts, EN6 1EN, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Buyer in any other court of competent jurisdiction nor shall the taking of proceedings by the Bank in any one or more jurisdictions preclude the taking of proceedings by the Bank in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Buyer may have against the Bank arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

13.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed by way of deed the day and year first above written.

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Schedule 1

Form of notice of assignment of Contract and acknowledgement

To:	China Shipbuilding Trading Company, Limited

56 (Yi) Zhongguancun

Nan Da Jie

Beijing 100 44

The People’s Republic of China

Shanghai Jiangnan - Changxing Shipbuilding Co., Ltd.

No. 2468 Changxing Jiangnan Avenue Changxing Town

Chonguing County

Shanghai

The People’s Republic of China

[—] 2009

Dear Sirs

Hull No. H1138 (the “Ship”)

We refer to the shipbuilding contract, as amended by an addendum no. 1 thereto, each dated 30 March 2006 and made between us, Gala Properties Inc. (the “Buyer”) and China Shipbuilding Trading Company, Limited (“CSTC”) and Shanghai Waigaoqiao Shipbuilding Co., Ltd., as novated in favour of CSTC, Shanghai Jiangnan—Changxing Shipbuilding Co., Ltd. (“SJS” and, together with CSTC, collectively referred to as the “Seller”) and the Buyer by a novation agreement dated 24 July 2008, as further amended by an Addendum No.2 dated [—] 2009 and as the same may be further amended and supplemented from time to time (together the “Contract”), whereby you agreed to design, build, launch, equip, complete, sell and deliver to us after completion and successful trials one 177,000 dwt steel-hulled, single-screw, diesel-driven bulk carrier currently known as Hull No. H1138 and we agreed to purchase and take delivery of the same.

NOW WE HEREBY GIVE YOU NOTICE:

1	that by a deed of assignment dated [—] 2009 (the “Assignment”) and made between ourselves and Fortis Bank (the “Bank”) of 166 Syngrou Avenue, 176 71 Athens, Greece, we have assigned to the Bank all our beneficial interests and all our benefits, right and title in, to and under the Contract but we continue to be responsible to you for performance of our obligations thereunder;

2	that, without prejudice to your rights, benefits and remedies under the Contract, you are irrevocably authorised and instructed:

(a)	to hold the Ship to the order and at the disposal of the Bank (subject only to your lien as builders for moneys due to you under the Contract);

(b)	to hold the builder’s certificate and any other document of title to the Ship to the order and at the disposal of the Bank (subject only to your lien as builder for moneys due to you under the Contract); and

(c)	to pay to the Bank all sums which you may become due to pay to us under the Contract (including sums arising from an arbitration award); and

3	that the Assignment includes provisions that:

(a)	we will not (without the previous consent in writing of the Bank (and then only subject to such conditions as the Bank may impose)) (i) agree to any variation of the Contract

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or any substantial variation of the specification of the Ship or (ii) either exercise or fail to exercise any right which we may have to reject the Ship or cancel or rescind or otherwise terminate the Contract; and

(b)	we shall remain liable to perform all our obligations under the Contract and the Bank shall be under no obligation of any kind in respect thereof.

The Bank has agreed that, until such time as it may give notice to the contrary, we or any representative appointed by us pursuant to Article IV of the Contract may continue to superintend the building of the Ship. On such notice being given the Bank may (inter alia) exercise such right to superintend. This letter does not of course affect your right to be paid by us for alterations, additions, extra work and materials required or directed by us in accordance with the terms of the Contract prior to such notice being given to you by the Bank.

Notwithstanding the Assignment, we hereby irrevocably and unconditionally assure and undertake to you that (a) we will continue to be responsible to you for performance of all our obligations under the Contract in accordance with the terms and conditions therein, including but not limited to the payment of the contract price of the Ship; (b) your rights and benefits and interests under the Contract will not in any event be affected or prejudiced; and (c) the Assignment will not impose upon you any further obligations or liabilities other than those expressly set forth in the Contract.

The authority and instructions contained in this letter cannot be revoked or varied without the Bank’s consent.

Please acknowledge receipt of this notice and confirm your agreement in relation to the matters stated above by signing the enclosed acknowledgement and return it direct to the Bank at the address shown, with a copy to us.

This Notice of Assignment is governed by, and shall be construed in accordance with, English law.

Yours faithfully

Attorney-in-fact
For and on behalf of Gala Properties Inc.

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Acknowledgement of and confirmation to Notice of Assignment of Contract

To:	Fortis Bank

166 Syngrou Avenue

176 71 Athens

Greece

We acknowledge notice of the fact that Gala Properties inc. (the “Buyer”) has by a deed of assignment dated [—] 2009 (the “Assignment”) assigned to you all its beneficial interest and all its benefits, right and title in, to and under the shipbuilding contract, as amended by an addendum no. 1 thereto, each dated 30 March 2006 and made between Gala Properties Inc. (the “Buyer”) and China Shipbuilding Trading Company, Limited (“CSTC”) and Shanghai Waigaoqiao Shipbuilding Co., Ltd., as novated in favour of CSTC, Shanghai Jiangnan—Changxing Shipbuilding Co., Ltd. (“SJS” and, together with CSTC, collectively referred to as the “Seller”) and the Buyer by a novation agreement dated 24 July 2008, as further amended by an Addendum No.2 dated [— ] 2009 and as the same may be further amended and supplemented from time to time (together the “Contract”), for the construction, sale and purchase of Hull No. H1138 (the “Ship”) but that, until such time as you may give us notice to the contrary, the Buyer or any representative appointed by the Buyer pursuant to Article IV of the Contract may continue to superintend the building of the Ship and our right to be paid by the Buyer for alterations, additions, extra work and materials required or directed by the Buyer in accordance with the terms of the Contract prior to such notice being given by you shall not be affected.

In accordance with authority and instructions given to us by the Buyer which cannot be revoked or varied without your consent, and in consideration of you making available a guarantee facility to (inter alios) the Buyer and therefore improving its financial condition, we hereby undertake:

1	to hold the Ship and the builder’s certificate and any other documents of title to the Ship to your order and disposal except our lien as builders in respect of money due to us under the Contract;

2	to pay to you all sums which we may become due to pay to the Buyer under the Contract including sums arising from an arbitration award;

3	that should default be made by the Buyer in the due payment of any instalment or instalments of the purchase price or should the Buyer commit any other default by reason whereof we claim a right to determine the Contract we shall forthwith give you notice in writing of such default; and

4	that before exercising any option or right accruing to us on any such default, we shall first give you the option (to be exercised within twenty one (21) days) of you, or your nominee, making good the default and assuming all the Buyer’s liabilities under the Contract.

We confirm that we have received no notice of any other assignment, charge or disposal by the Buyer of the Contract or the Ship.

Furthermore, all our rights, benefits and remedies under the Contract (whether in respect of the right to terminate the Contract, sale of the Ship, retaining proceeds following any Buyer’s default etc.) shall not be prejudiced or diminished in any respect whatsoever on account of the Assignment save for our obligation hereunder to notify you in accordance with the above terms.

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This Acknowledgement and Undertaking is governed by, and shall be construed in accordance with English law.

Yours faithfully

Attorney-in-fact
For and on behalf of
CHINA SHIPBUILDING TRADING COMPANY, LIMITED

Dated: [—] 2009

Attorney-in-fact
For and on behalf of
SHANGHAI JIANGNAN - CHANGXING SHIPBUILDING CO., LTD.

Dated: [—] 2009

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Schedule 2

Form of notice of assignment of Refund Guarantee and acknowledgement

To:	Export-Import Bank of China

Head Office of Winland International Finance Centre

No. 7 Financial Street

Xicheng District

Beijing 100034

The People’s Republic of China

[—] 2009

Dear Sirs

We refer to the letter of guarantee dated 30 June 2008 no. LG100800151, as amended by a confirmation letter dated 19 November 2008 and by a supplemental agreement dated [—] 2009 (the “Refund Guarantee”) issued by you in respect of the refund obligations of China Shipbuilding Trading Company, Limited (“CSTC”) and Shanghai Jiangnan—Changxing Shipbuilding Co., Ltd. (“SJS” and, together with CSTC, collectively referred to as the “Seller”) under a shipbuilding contract as amended by an addendum no. 1 thereto, each dated 30 March 2006 and made between Gala Properties Inc. (the “Buyer”) and CSTC and Shanghai Waigaoqiao Shipbuilding Co., Ltd., as novated in favour of the Seller and the Buyer by a novation agreement dated 24 July 2008, as further amended by an Addendum No.2 dated [—] 2009 and as the same may be further amended and supplemented from time to time (together the “Contract”), for the construction, sale and purchase of Hull No. H1138 (the “Ship”).

NOW WE HEREBY GIVE YOU NOTICE:

1	that by a deed of assignment dated [—] 2009 (the “Assignment”) and made between ourselves and Fortis Bank (the “Bank”) of 166 Syngrou Avenue, 176 71 Athens, Greece, we have assigned to the Bank all our beneficial interest and all our benefits, right and title in, to and under the Refund Guarantee and in all moneys payable by you to us under the Refund Guarantee (including but without prejudice to the generality of the foregoing all claims for damages in respect of any breach by you of the Refund Guarantee);

2	that you are hereby irrevocably authorised and instructed to hold the Refund Guarantee to the order and at the disposal of the Bank and to pay to the Bank all sums which you may become due to pay to us under the Refund Guarantee; and

3	that the Assignment includes provisions that we will not, without the previous consent in writing of the Bank (and then only subject to such conditions as the Bank may impose) agree to any variation (except extending the validity) of the Refund Guarantee or release you from any of your obligations thereunder or waive any breach of your obligations thereunder or consent to any such act or omission as would otherwise constitute such breach.

The authority and instructions contained in this letter cannot be revoked or varied without the Bank’s consent.

Please acknowledge receipt of this notice and confirm your agreement in relation to the matters stated above and that the Refund Guarantee remains in full force and effect by signing the acknowledgement endorsed on the enclosed duplicate of this notice and returning that duplicate direct to the Bank at the address shown, with a copy to us.

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This Notice of Assignment is governed by, and shall be construed in accordance with, English law.

Yours faithfully

Attorney-in-fact
For and on behalf of GALA PROPERTIES INC.

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Acknowledgement of and confirmation to Notice of Assignment of Refund Guarantee

[on duplicate]

To:	Fortis Bank

166 Syngrou Avenue

176 71 Athens

Greece

We hereby acknowledge receipt of the notice above and agree to act in accordance with the authority and instructions given to us in that notice.

We confirm that we have received no notice of any other assignment, charge or disposal by the Buyer of the Refund Guarantee.

In particular, we hereby represent and warrant that we have obtained the full approval of the foreign exchange authority, China State Administration of Foreign Exchange (“SAFE”), to issue the Refund Guarantee and we hereby undertake to comply with the relevant PRC foreign security regulations and complete, when necessary, the requisite recordation/approval formalities with the relevant foreign exchange authority, i.e. SAFE, and other relevant authorities to maintain the Refund Guarantee and the assignment of the Refund Guarantee as fully valid, effective and enforceable against us as far as PRC foreign exchange regulations are concerned.

This acknowledgement is governed by, and shall be construed in accordance with, English law.

For and on behalf of
EXPORT - IMPORT BANK OF CHINA

Dated: [—]

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
GALA PROPERTIES INC.	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)	Authorised signatory
and by	)
for and on behalf of	)
FORT1S BANK	)
in the presence of:	)	Authorised signatory

Witness
Name:
Address:
Occupation:

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EXECUTED as a DEED	)
by S. PALIOS	)
for and on behalf of	)
BIKINI SHIPPING COMPANY INC.	)	Attorney-in-fact
as Original Borrower	)
in the presence of:	)

Witness
Name: Eleni Platsidaki
Address: Norton Rose LLP–Athens
Occupation: Solicitor

EXECUTED as a DEED	)
by S. PALIOS	)
for and on behalf of	)
ENIWETOK SHIPPING COMPANY INC.	)	Attorney-in-fact
as Original Borrower	)
in the presence of:	)

Witness
Name: Eleni Platsidaki
Address: Norton Rose LLP–Athens
Occupation: Solicitor

EXECUTED as a DEED	)
by A. PALIOU	)
for and on behalf of	)
GALA PROPERTIES INC.	)	Director
as New Borrower	)
in the presence of:	)

Witness
Name: Eleni Platsidaki
Address: Norton Rose LLP–Athens
Occupation: Solicitor

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EXECUTED as a DEED	)
by S. PALIOS	)
for and on behalf of	)
DIANA SHIPPING INC.	)	Attorney-in-fact
as Corporate Guarantor	)
in the presence of:	)

Witness
Name: Eleni Platsidaki
Address: Norton Rose LLP–Athens
Occupation: Solicitor

EXECUTED as a DEED by G. ARCADIS	)
and by D. CHRISTACOPOULOS	)	Authorised signatory
for and on behalf of	)
FORTIS BANK	)
as Bank	)
in the presence of:	)	Authorised signatory

Witness
Name: Eleni Platsidaki
Address: Norton Rose LLP–Athens
Occupation: Solicitor

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